Filed Pursuant to Rule 424(b)(3)
                                                     Registration No. 333-153168


                               LAREDO MINING INC.
                                   PROSPECTUS
               2,000,000 SHARES OF COMMON STOCK AT $.015 PER SHARE

This is the initial offering of common stock of Laredo Mining Inc. and no public market currently exists for the securities being offered. We are offering for sale a total of 2,000,000 shares of common stock at a price of $.015 per share. The offering is being conducted on a self-underwritten, best effort, all-or-none basis, which means our officer and director, Nancy Farrell, will attempt to sell the shares. This Prospectus will permit our officer and director to sell the shares directly to the public, with no commission or other remuneration payable to her for any shares she may sell. Ms. Farrell will sell the shares and intends to offer them to friends, family members and business acquaintances. In offering the securities on our behalf, she will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934. We have opened a standard bank checking account to be used only for the deposit of funds received from the sale of the shares in this offering. If all the shares are not sold and the total offering amount is not deposited by the expiration date of the offering, the funds will be returned to the investors within 5 days, without interest or deduction. The shares will be offered at a price of $.015 per share for a period of one hundred and eighty
(180) days from the effective date of this prospectus, unless extended by our board of directors for an additional 90 days. The original offering of shares began on September 9, 2008 and was to end on March 7, 2009. On February 25, 2009 the board of directors voted to extend the offering for an additional 90 days. As of April 22, 2009 no shares have been sold pursuant to the offering. The extended offering will end on June 4, 2009.

                    Offering Price                          Proceeds to Company
                      Per Share          Commissions          Before Expenses
                      ---------          -----------          ---------------
Common Stock            $0.015          Not Applicable            $30,000

Total                   $0.015          Not Applicable            $30,000

Laredo Mining Inc. is an exploration stage company and currently has no operations. Any investment in the shares offered herein involves a high degree of risk. You should only purchase shares if you can afford a loss of your investment. Our independent auditor has issued an audit opinion for Laredo Mining Inc. which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

As of the date of this prospectus, our stock is presently not traded on any market or securities exchange and there is no assurance that a trading market for our securities will ever develop.

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY READ AND CONSIDER THE SECTION OF THIS PROSPECTUS ENTITLED "RISK FACTORS" ON PAGES 6 THROUGH 11 BEFORE BUYING ANY SHARES OF LAREDO MINING INC.'S COMMON STOCK.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION, NOR ANY STATE SECURITIES COMMISSION, HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                          PROSPECTUS DATED MAY 20, 2009

                               LAREDO MINING INC.

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
PROSPECTUS SUMMARY                                                            3

RISK FACTORS                                                                  4

USE OF PROCEEDS                                                              10

DETERMINATION OF OFFERING PRICE                                              10

DILUTION                                                                     10

PLAN OF DISTRIBUTION                                                         11

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS                     12

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION                    13

DESCRIPTION OF BUSINESS                                                      17

DESCRIPTION OF PROPERTY                                                      26

EMPLOYEES AND EMPLOYMENT AGREEMENTS                                          27

LEGAL PROCEEDINGS                                                            27

DIRECTOR, EXECUTIVE OFFICER, PROMOTER AND CONTROL PERSON                     27

EXECUTIVE COMPENSATION                                                       29

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS                               31

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWENRS AND MANAGEMENT               31

DESCRIPTION OF SECURITIES                                                    32

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES                               32

LEGAL MATTERS                                                                33

EXPERTS                                                                      33

AVAILABLE INFORMATION                                                        33

FINANCIAL INFORMATION                                                        33

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS AND FINANCIAL DISCLOSURE       33

                               PROSPECTUS SUMMARY

AS USED IN THIS PROSPECTUS, UNLESS THE CONTEXT OTHERWISE REQUIRES, "WE," "US," "OUR", "THE COMPANY", "LAREDO" AND "LAREDO MINING" REFERS TO LAREDO MINING INC. THE FOLLOWING SUMMARY IS NOT COMPLETE AND MAY NOT CONTAIN ALL OF THE INFORMATION THAT MAY BE IMPORTANT TO YOU. YOU SHOULD READ THE ENTIRE PROSPECTUS BEFORE MAKING AN INVESTMENT DECISION TO PURCHASE OUR COMMON STOCK.

LAREDO MINING INC.

We are an exploration stage company engaged in the acquisition and exploration of mineral properties. Laredo Mining Inc. was incorporated in the State of Delaware on March 31, 2008. We intend to use the net proceeds from this offering to develop our business operations. We are an exploration stage company with no revenues or operating history. The principal executive offices are located at 1426 Cole Lane, Upland, CA 91784.

We received our initial funding of $9,000 through the sale of common stock to our director who purchased 3,000,000 shares of common stock at $.003 per share on March 31, 2008. From inception until the date of this filing, we have had no operating activities. Our financial statement from inception through the period ended November 30, 2008 report no revenues and a net loss of $15,351. Our independent auditor has issued an audit opinion for the Company which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

We currently own a 100% undivided interest in a mineral property, the Tab 1-4 Claims, located in the State of Nevada. The Tab Property consists of an area of approximately 83 acres located in the Mount Jackson Ridge area of Esmeralda County. Title to the property is held by Laredo Mining. Our plan of operation is to conduct mineral exploration activities on the property in order to assess whether it possesses deposits of gold, silver, barite or other minerals capable of commercial extraction.

We have not earned any revenues to date. We do not anticipate earning revenues until such time as we enter into commercial production of our mineral properties. We are presently in the exploration stage of our business and we can provide no assurance that we will discover commercially exploitable levels of mineral resources on our property, or if such deposits are discovered, that we will enter into further substantial exploration programs.

As of the date of this prospectus, there is no public trading market for our common stock and no assurance that a trading market for our securities will ever develop.
THE OFFERING

The Issuer:                  Laredo Mining Inc.

Securities Being Offered:    2,000,000 shares of common stock

Price Per Share:             $0.015

Duration of Offering:        The shares are offered for a period not to exceed
                             180 days, unless extended by our Board of Directors for an additional 90 days. The original offering of shares began on September 9, 2008 and will end on March 7, 2009. On February 25, 2009 the board of directors voted to extend the offering for an additional 90 days. As of March 2, 2009 no shares have been sold pursuant to the offering. The extended offering will end on June 4, 2009.

Net Proceeds:                $30,000

Securities Issued and
Outstanding:                 3,000,000 shares of common stock were issued and
                             outstanding as of the date of this prospectus.

Registration Costs:          We estimate our total offering registration costs
                             to be $5,000

                                  RISK FACTORS

An investment in our common stock involves a number of very significant risks. You should carefully consider the following known material risks and uncertainties in addition to other information in this prospectus in evaluating Laredo Mining and its business before purchasing shares of our common stock. Our business, operating results and financial condition could be seriously harmed due to any of the following known material risks. The risks described below are not the only ones affecting Laredo or our business. Additional risks not presently known to us may also impair our business operations. You could lose all or part of your investment due to any of these risks.

PLEASE CONSIDER THE FOLLOWING RISK FACTORS BEFORE DECIDING TO INVEST IN LAREDO MINING'S SHARES OF COMMON STOCK.

RISKS ASSOCIATED WITH LAREDO MINING:

1.   IF WE DO NOT OBTAIN ADDITIONAL FINANCING, OUR BUSINESS PLAN WILL FAIL.

Our current operating funds are insufficient to complete Phase One of the proposed mineral exploration program on the Tab 1-4 Claims. We will need to obtain additional financing in order to complete the other phases of its mineral exploration program, which calls for significant expenses in connection with the exploration of the Claims. We have not made arrangements to secure any additional financing.

2. AS A RESULT OF OUR AUDITORS EXPRESSING SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN, WE MAY FIND IT DIFFICULT TO OBTAIN ADDITIONAL FINANCING.

The accompanying financial statements have been prepared assuming that Laredo will continue as a going concern. As discussed in Note 6 to the financial statements, Laredo was recently incorporated on March 31, 2008 and does not have a history of earnings, and as a result, the auditors have expressed substantial doubt about our ability to continue as a going concern. Continued operations are dependent on our ability to complete equity or debt financings or generate profitable operations. Such financings may not be available or may not be available on reasonable terms. Our financial statements do not include any adjustments that may result from the outcome of this uncertainty.

3. AS A RESULT OF OUR ONLY RECENTLY COMMENCING BUSINESS OPERATIONS, WE FACE A HIGH RISK OF BUSINESS FAILURE.

We have not begun the Phase One exploration program on the Tab 1-4 Claims, and thus we have no way to evaluate the likelihood of whether we will be able to operate our business successfully. To date we have been involved primarily in organizational activities, acquiring the Tab 1-4 Claims and obtaining financing. We have not earned any revenues and have never achieved any profitability as of the date of this prospectus. Potential investors should be aware of the difficulties normally encountered by new mineral exploration companies and the high rate of failure of such enterprises. The likelihood of success must be considered in the light of problems, expenses, difficulties, complications and delays encountered in connection with the exploration of the mineral properties that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to exploration and additional costs and expenses that may exceed current estimates. We have no history upon which to base any assumption as to the likelihood that our business will prove successful, and management can provide no assurance to investors that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks our business will likely fail and you will lose your entire investment in this offering.

4. AS A RESULT OF ONLY RECENTLY COMMENCING BUSINESS OPERATIONS, MANAGEMENT EXPECTS THAT WE WILL CONTINUE TO INCUR OPERATING LOSSES FOR THE FORESEEABLE FUTURE, WHICH IN EFFECT WILL CAUSE US TO RUN OUT OF WORKING CAPITAL.

We have never earned any revenue and have never been profitable. Prior to completing any exploration on the Tab 1-4 Claims, we may incur increased operating expenses without realizing any revenues. As a result, we could run out of working capital and our business could fail, and you would lose your entire investment in this offering.

5. MANAGEMENT HAS NO EXPERIENCE IN THE MINERAL EXPLORATION BUSINESS, AND AS A RESULT MANAGEMENT MAY MAKE MISTAKES, WHICH COULD CAUSE OUR BUSINESS TO FAIL.

Our sole officer and director, Nancy Farrell, has no previous experience operating an exploration or a mining company and because of this lack of experience Ms. Farrell may be prone to errors. Ms. Farrell lacks the technical training and experience with exploring for, starting, or operating a mine. With no direct training or experience in these areas she may not be fully aware of the many specific requirements related to working in this industry. Her decisions and choices may not take into account standard engineering or managerial approaches mineral exploration companies commonly use. Consequently, our operations, earnings, and ultimate financial success could suffer irreparable harm due to Ms. Farrell's lack of experience in this industry.

6. OUR SOLE DIRECTOR AND OFFICER OWNS A MAJORITY OF OUR COMMON STOCK, AND AS A RESULT HAS THE ABILITY TO OVERRIDE THE INTERESTS OF THE OTHER SHAREHOLDERS.

Nancy Farrell, the sole director of currently owns 100% of the outstanding shares of common stock. After completion of the offering she will own 60% of the outstanding shares of common stock. As a result, investors may find the corporate decisions influenced by Ms. Farrell inconsistent with their interests or the interests of other shareholders.

7. BECAUSE OUR CURRENT OFFICER AND/OR DIRECTOR HAS OTHER BUSINESS INTERESTS, SHE MAY NOT BE ABLE OR WILLING TO DEVOTE A SUFFICIENT AMOUNT OF TIME TO OUR BUSINESS OPERATIONS, CAUSING OUR BUSINESS TO FAIL.

Our officer and director, currently devotes approximately 5-7 hours per week providing management services to us. While she presently possesses adequate time to attend to our interest, it is possible that the demands on her from other obligations could increase, with the result that she would no longer be able to devote sufficient time to the management of our business. This could negatively impact our business development.

8. ACCESS TO THE TAB 1-4 CLAIMS MAY BE RESTRICTED BY INCLEMENT WEATHER DURING THE YEAR, WHICH MAY DELAY OUR PROPOSED MINERAL EXPLORATION PROGRAMS AND ANY FUTURE MINING EFFORTS.

Access to the Tab 1-4 Claims is restricted during the period between December and February of each year due to snow in the area. As a result, any attempts to visit, test, or explore the claims are largely limited to the other nine months of the year when weather permits such activities. These limitations can result in delays in exploration efforts, as well as mining and production if commercial amounts of minerals are found. This could cause our business venture to fail and the loss of your entire investment in this offering.

RISKS ASSOCIATED WITH LAREDO MINING'S INDUSTRY:

9. BECAUSE OF THE SPECULATIVE NATURE OF EXPLORATION OF MINERAL PROPERTIES, THERE IS A SUBSTANTIAL RISK THAT OUR BUSINESS WILL FAIL.

The search for valuable minerals as a business is extremely risky. We cannot provide investors with any assurance that any of the mineral properties contain commercially exploitable reserves of gold, silver, barite or other minerals. Exploration for minerals is a speculative venture necessarily involving substantial risk. The expenditures to be made by Laredo in the exploration of the mineral properties may not result in the discovery of commercial quantities of minerals. Problems such as unusual or unexpected formations and other conditions are involved in mineral exploration and often result in unsuccessful exploration efforts. In such a case, we would be unable to complete the business plan and investors could lose their entire investment in this offering.

10. WE MAY INCUR LIABILITY OR DAMAGES AS WE CONDUCT BUSINESS OPERATIONS DUE TO THE INHERENT DANGERS INVOLVED IN MINERAL EXPLORATION.

The search for minerals involves numerous hazards. As a result, we may become subject to liability for such hazards, including pollution, cave-ins and other hazards against which we cannot insure or against which management may elect not to insure. We currently have no such insurance nor does management expect to get such insurance for the foreseeable future. If a hazard were to occur, the costs of rectifying the hazard may exceed our asset value and cause us to liquidate all assets resulting in the loss of your entire investment in this offering.

11.  WE FACE SIGNIFICANT COMPETITION IN THE MINERAL EXPLORATION INDUSTRY.

We compete with other mining and exploration companies possessing greater financial resources and technical facilities than we do in connection with the acquisition of mineral exploration claims and other precious metals prospects and in connection with the recruitment and retention of qualified personnel. There is significant competition for the limited number of mineral acquisition opportunities and, as a result, we may be unable to acquire an interest in attractive mineral exploration properties on terms we consider acceptable on a continuing basis.

12. GOVERNMENT REGULATION OR ANY CHANGE IN SUCH REGULATION MAY ADVERSELY AFFECT OUR BUSINESS.

There are several governmental regulations that materially restrict mineral exploration. We will be subject to the laws of the State of Nevada as we carry out our exploration program. We may be required to obtain work permits, post bonds and perform remediation work for any physical disturbance to the land in order to comply with these laws. If we enter the production phase, the cost of complying with permit and regulatory environment laws will be greater because the impact on the project area is greater. Permits and regulations will control all aspects of the production program if the project continues to that stage. Examples of regulatory requirements include:

     (a)  Water discharge will have to meet drinking water standards;
     (b)  Dust generation will have to be minimal or otherwise re-mediated;
     (c) Dumping of material on the surface will have to be re-contoured and re-vegetated with natural vegetation;
     (d) An assessment of all material to be left on the surface will need to be environmentally benign;

     (e)  Ground water will have to be monitored for any potential contaminants;
     (f) The socio-economic impact of the project will have to be evaluated and if deemed negative, will have to be remediated; and
     (g) There will have to be an impact report of the work on the local fauna and flora including a study of potentially endangered species.

There is a risk that new regulations could increase our costs of doing business and prevent us from carrying out our exploration program. We will also have to sustain the cost of reclamation and environmental remediation for all exploration work undertaken. Both reclamation and environmental remediation refer to putting disturbed ground back as close to its original state as possible. Other potential pollution or damage must be cleaned-up and renewed along standard guidelines outlined in the usual permits. Reclamation is the process of bringing the land back to its natural state after completion of exploration activities. Environmental remediation refers to the physical activity of taking steps to remediate, or remedy, any environmental damage caused. The amount of these costs is not known at this time as we do not know the extent of the exploration program that will be undertaken beyond completion of the recommended work program. If remediation costs exceed our cash reserves we may be unable to complete our exploration program and have to abandon our operations.

13. COMPLIANCE WITH HEALTH, SAFETY AND ENVIRONMENT REGULATIONS MAY IMPOSE BURDENSOME COSTS AND IF COMPLIANCE IS NOT ACHIEVED OUR BUSINESS AND REPUTATION MAY BE DETRIMENTALLY IMPACTED.

The nature of the industries in which we operates means that our activities are highly monitored by health, safety and environmental groups. As regulatory standards and expectations are constantly developing, we may be exposed to increased litigation, compliance costs and unforeseen environmental remediation expenses.

The search for valuable minerals involves numerous hazards. As a result, we may become subject to liability for such hazards, including pollution, cave-ins and other hazards against which we cannot insure or against which we may elect not to insure. The payment of such liabilities may have a material adverse effect on our financial position.

We may continue to be exposed to increased operational costs due to the costs and lost worker's time associated with the health and well-being of our workforce on our project area.

Despite our best efforts and best intentions, there remains a risk that health, safety and/or environmental incidents or accidents may occur which may negatively impact our reputation and freedom or license to operate.

14. WE MAY NOT BE ABLE TO ATTRACT AND RETAIN QUALIFIED PERSONNEL NECESSARY FOR THE IMPLEMENTATION OF OUR BUSINESS STRATEGY AND MINERAL EXPLORATION PROGRAMS.

Our future success depends largely upon the continued service of its sole director and officer and other key personnel. Our success also depends on our ability to attract, retain and motivate qualified personnel. Key personnel represent a significant asset, and the competition for these personnel is intense in the mineral exploration industry.

We may have particular difficulty attracting and retaining key personnel in initial phases of our mineral exploration program. We do not maintain key person life insurance on any of our personnel. The loss of one or more of our key employees or its inability to attract, retain and motivate qualified personnel could negatively impact our ability to complete our mineral exploration program.

15. MARKET FACTORS IN THE MINING INDUSTRY ARE OUT OF OUR CONTROL, AND AS A RESULT, WE MAY NOT BE ABLE TO MARKET ANY MINERALS THAT MAY BE FOUND ON THE CLAIMS.

The mining industry, in general, is intensely competitive and management can provide no assurance to investors even if minerals are discovered on the claims that a ready market will exist from the sale of any ore found. Numerous factors beyond our control may affect the marketability of minerals. These factors include market fluctuations, the proximity and capacity of natural resource markets and processing equipment, government regulations, including regulations relating to prices, taxes, royalties, land tenure, land use, importing and exporting of minerals and environmental protection. The exact effect of these factors cannot be accurately predicted, but the combination of these factors may result in our not receiving an adequate return on invested capital and you may lose your entire investment in this offering.

RISKS ASSOCIATED WITH THIS OFFERING:

16.  WE DO NOT EXPECT TO PAY DIVIDENDS IN THE FORESEEABLE FUTURE.

We have never paid cash dividends on our shares of common stock and have no plans to do so in the foreseeable future. We intend to retain earnings, if any, to develop and expand business operations.

17. THERE IS NO LIQUIDITY AND NO ESTABLISHED MARKET FOR OUR COMMON STOCK, AND AS A RESULT IT MAY BE IMPOSSIBLE TO SELL YOUR SHARES.

There is presently no public market for our common stock. While management intends to contact an authorized OTC Bulletin Board market maker for sponsorship of our common stock, management cannot guarantee that such sponsorship will be approved and our common stock listed and quoted for sale. Even if our common stock is quoted for sale, buyers may be insufficient in numbers to allow for a robust market and it may prove impossible to sell your shares.

18. ANY SALE OF A SIGNIFICANT AMOUNT OF OUR SHARES OF COMMON STOCK INTO THE PUBLIC MARKET MAY HAVE AN ADVERSE EFFECT ON OUR STOCK PRICE.

Any sale of a substantial amount of our common stock in the public market may adversely affect the market price of the common stock. Such sales could create public perception of difficulties or problems with our business and may depress our stock price. Nancy Farrell, the sole director and officer of Laredo Mining, currently owns 3,000,000 shares of common stock, which represent 100% of the issued and outstanding shares of common stock of Laredo Mining. Upon completion of the offering she will hold 60% of the outstanding shares of common stock. All of Ms. Farrell's shares are restricted from trading. She is not registering any of her shares for resale in this registration and none of her shares have been previously registered for resale.

19. PENNY STOCK" RULES MAY MAKE BUYING OR SELLING OUR SHARES OF COMMON STOCK DIFFICULT, AND SEVERELY LIMIT THE MARKET AND LIQUIDITY OF THE SHARES OF COMMON STOCK.

Trading in our shares of common stock is subject to certain regulations adopted by the SEC commonly known as the penny stock" rules. These rules govern how broker-dealers can deal with their clients and "penny stocks". The additional burdens imposed upon broker-dealers by the penny stock rules may discourage broker-dealers from effecting transactions in our securities, which could severely limit their market price and liquidity of our securities. The penny stock markets have suffered in recent years from fraud and abuse arising from one or a few broker-dealers controlling the market for a security, high pressure sales tactics used by boiler room practices, manipulation of prices through pre-arranged transactions followed by a large volume sale by broker dealers, misleading information be disseminated, and excessive mark-ups and undisclosed bid-ask differentials by selling broker-dealers.

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20.  WE ARE SELLING THIS OFFERING WITHOUT AN UNDERWRITER AND MAY BE UNABLE TO
     SELL ANY SHARES.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell our shares through our officer and director, who will receive no commissions. She will offer the shares to friends, family members, and business associates; however, there is no guarantee that she will be able to sell any of the shares. Unless she is successful in selling all of the shares and we receive the proceeds from this offering, we may have to seek alternative financing to implement our business plan.

21. WE WILL BE HOLDING ALL THE PROCEEDS FROM THE OFFERING IN A STANDARD BANK CHECKING ACCOUNT UNTIL ALL SHARES ARE SOLD. BECAUSE THE SHARES ARE NOT HELD IN AN ESCROW OR TRUST ACCOUNT THERE IS A RISK YOUR MONEY WILL NOT BE RETURNED IF ALL THE SHARES ARE NOT SOLD.

All funds received from the sale of shares in this offering will be deposited into a standard bank checking account until all shares are sold and the offering is closed, at which time, the proceeds will be transferred to our business operating account. In the event all shares are not sold we have committed to promptly return all funds to the original purchasers. However since the funds will not be placed into an escrow, trust or other similar account, there can be no guarantee that any third party creditor who may obtain a judgment or lien against us would not satisfy the judgment or lien by executing on the bank account where the offering proceeds are being held, resulting in a loss of any investment you make in our securities.

22. YOU WILL INCUR IMMEDIATE AND SUBSTANTIAL DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES.

Our existing stockholder acquired her shares at a cost of $.003 per share, a cost per share substantially less than that which you will pay for the shares you purchase in this offering. Upon completion of this offering the net tangible book value of the shares held by our existing stockholder (3,000,000 shares) will be increased by $.007 per share without any additional investment on her part. The purchasers of shares in this offering will incur immediate dilution (a reduction in the net tangible book value per share from the offering price of $.015 (per share) to $0.011 per share. As a result, after completion of the offering, the net tangible book value of the shares held by purchasers in this offering would be $.004 per share, reflecting an immediate reduction in the $.015 per share paid for their shares.

23. WE WILL INCUR ONGOING COSTS AND EXPENSES FOR SEC REPORTING AND COMPLIANCE. WITHOUT REVENUE WE MAY NOT BE ABLE TO REMAIN IN COMPLIANCE, MAKING IT DIFFICULT FOR INVESTORS TO SELL THEIR SHARES, IF AT ALL.

Our business plan allows for the payment of the estimated $5,000 cost of this registration statement to be paid from existing cash on hand. If necessary, our director, has verbally agreed to loan the company funds to complete the registration process. We plan to contact a market maker immediately following the close of the offering and apply to have the shares quoted on the OTC Electronic Bulletin Board. To be eligible for quotation, issuers must remain current in their filings with the SEC. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all.

FORWARD LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risk and uncertainties. We use words such as "anticipate", "believe", "plan", "expect", "future", "intend", and similar expressions to identify such forward-looking statements. Investors should be aware that all forward-looking statements contained within this filing are good faith estimates of management as of the date of this filing. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us as described in the "Risk Factors" section and elsewhere in this prospectus.

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                                 USE OF PROCEEDS

Assuming sale of all of the shares offered herein, of which there is no assurance, the net proceeds from this offering will be $30,000. The proceeds are expected to be disbursed, in the priority set forth below, during the first twelve (12) months after the successful completion of the offering:

                                                  Planned Expenditures Over
             Category                                The Next 12 Months
             --------                                ------------------
     Phase 1 Exploration Program                          $ 9,500
     Phase 2 Exploration Program                          $ 9,500
     Legal and Accounting                                 $ 7,500
     Working Capital                                      $ 3,500
                                                          -------
     TOTAL PROCEEDS TO COMPANY                            $30,000
                                                          =======

We have established a separate bank account and all proceeds will be deposited into that account until the total amount of the offering is received and all shares are sold, at which time the funds will be released to us for use in our operations. In the event we do not sell all of the shares before the expiration date of the offering, all funds will be returned promptly to the subscribers, without interest or deduction. If necessary, Ms. Farrell, our director, has verbally agreed to loan the company funds to complete the registration process but we will require full funding to implement our complete business plan.

                         DETERMINATION OF OFFERING PRICE

The offering price of the share has been determined arbitrarily by us. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of shares to be offered and the offering price, we took into consideration our cash on hand and the amount of money we would need to implement our business plans. Accordingly, the offering price should not be considered an indication of the actual value of the securities.

                                    DILUTION

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing shareholders.

As of February 28, 2009, the net tangible book value of our shares was -$8,891 or -$.003 per share, based upon 3,000,000 shares outstanding.

Upon completion of this offering, but without taking into account any change in the net tangible book value after completion of this offering other than that resulting from the sale of the shares and receipt of the total proceeds of $30,000, the net tangible book value of the 5,000,000 shares to be outstanding will be $21,109, or approximately $.004 per share. Accordingly, the net tangible book value of the shares held by our existing stockholder (3,000,000 shares) will be increased by $.007 per share without any additional investment on her part. The purchasers of shares in this offering will incur immediate dilution (a reduction in the net tangible book value per share from the offering price of $.015) of $.011 per share. As a result, after completion of the offering, the net tangible book value of the shares held by purchasers in this offering would be $.004 per share, reflecting an immediate reduction in the $.015 price per share they paid for their shares. After completion of the offering, the existing shareholder will own 60% of the total number of shares then outstanding, for which she will have made an investment of $9,000 or $.003 per share. Upon completion of the offering, the purchasers of these shares offered hereby will own 40% of the total number of shares then outstanding, for which they will have made a cash investment of $30,000, or $.015 per share.

The following table illustrates the per share dilution to the new investors:

     Public Offering Price Per Share                         $.015
     Net Tangible Book Value Prior to this Offering         -$.003
     Net Tangible Book Value After Offering                  $.004
     Immediate Dilution per Share to New Investors           $.011

The following table summarizes the number and percentages of shares purchased, the amount and percentage of consideration paid and the average price per share paid by our existing stockholder and by new investors in this offering:

                      Price Per   Total Number of    Percent of    Consideration
                        Share       Shares Held      Ownership         Paid
                        -----       -----------      ---------         ----
Existing Shareholder    $.003        3,000,000          60            $ 9,000
Investors in this
 Offering               $.015        2,000,000          40            $30,000

                              PLAN OF DISTRIBUTION

OFFERING WILL BE SOLD BY OUR OFFICER AND DIRECTOR

This is a self-underwritten offering. This prospectus permits our officer and director to sell the shares directly to the public, with no commission or other remuneration payable to her for any shares she may sell. There are no plans or arrangement to enter into any contracts or agreements to sell the shares with a broker or dealer. Our officer and director, Nancy Farrell, will sell the shares and intends to offer them to friends, family members and business acquaintances. In offering the securities on our behalf, she will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934.

Our officer and director will not register as a broker-dealer pursuant to
Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth those conditions under which a person associated with an Issuer may participate in the offering of the Issuer's securities and not be deemed to be a broker-dealer.

     a. Our officer and director is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of their participation; and,

     b. Our officer and director will not be compensated in connection with her participation by the payment of commissions or other remuneration based either directly or indirectly on transaction in securities; and

     c. Our officer and director is not, nor will she be at the time of her participation in the offering, an associated person of a broker-dealer; and

     d. Our officer and director meets the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that she (A) primarily performs or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of our company, other than in connection with transactions in securities; and (B) is not a broker or dealer, or been an associated person of a broker or dealer, within the preceding twelve months; and (C) has not participated in selling and offering securities for any Issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) or (a) (4)(iii).

Our officer and director, control persons and affiliates of same do not intend to purchase any shares in this offering.

TERMS OF THE OFFERING

The shares will be sold at the fixed price of $.015 per share until the completion of this offering. There is no minimum amount of subscription required per investor, and subscriptions, once received, are irrevocable.

This offering will commence on the date of this prospectus and will continue for a period of 180 days (the "Expiration Date"), unless extended by our Board of Directors for an additional 90 days. The original offering of shares began on September 9, 2008 and will end on March 7, 2009. On February 25, 2009 the board of directors voted to extend the offering for an additional 90 days. As of March 2, 2009 no shares have been sold pursuant to the offering. The extended offering will end on June 4, 2009.

DEPOSIT OF OFFERING PROCEEDS

This is a "best efforts", "all or none" offering and, as such, we will not be able to spend any of the proceeds unless all the shares are sold and all proceeds are received. We intend to hold all funds collected from subscriptions in a separate bank account until the total amount of $30,000 has been received. At that time, the funds will be transferred to our business account for use in implementation of our business plan. In the event the offering is not sold out prior to the Expiration Date, all money will be promptly returned to the investors, without interest or deduction. We determined the use of the standard bank account was the most efficient use of our current limited funds. Please see the "Risk Factors" section to read the related risk to you as a purchaser of any shares.

PROCEDURES AND REQUIREMENTS FOR SUBSCRIPTION

If you decide to subscribe to any shares in this offering, you will be required to execute a Subscription Agreement and tender it, together with a check or bank money order made payable to Laredo Mining, Inc. Subscriptions, once received by the company, are irrevocable.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

NO PUBLIC MARKET FOR COMMON STOCK

There is currently no public market for our common stock. There has been no public trading of our securities, and, therefore, no high and low bid pricing.

As of the date of this prospectus, Laredo Mining, Inc. has one shareholder of record. We have paid no cash dividends and have no outstanding options. We have no securities authorized for issuance under equity compensation plans.

The Securities and Exchange Commission (SEC) has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or quotation system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the SEC, that: (a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; b) contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of Securities' laws; (c) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask price; (d) contains a toll-free telephone number for inquiries on disciplinary actions; (e) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and (f) contains such other information and is in such form, including language, type, size and format, as the SEC shall require by rule or regulation. The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with:
(a) bid and offer quotations for the penny stock; (b) the compensation of the broker-dealer and its salesperson in the transaction; (c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (d) monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a suitably written statement.

These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our stock if it becomes subject to these penny stock rules. Therefore, if our common stock becomes subject to the penny stock rules, stockholders may have difficulty selling those securities.

REGULATION M

Our officer and director, who will sell the shares, is aware that she is required to comply with the provisions of Regulation M, promulgated under the Securities and Exchange Act of 1934, as amended. With certain exceptions, Regulation M precludes the officer and director, sales agent, any broker-dealer or other person who participate in the distribution of shares in this offering from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete.

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

PLAN OF OPERATION

Our cash balance is $409 as of February 28, 2009. Our cash balance is not sufficient to fund our limited levels of operations for the next twelve months. If we experience a shortage of funds prior to funding we may utilize funds from our director, who has informally agreed to advance funds to allow us to pay for offering costs, filing fees, and professional fees, however she has no formal commitment, arrangement or legal obligation to advance or loan funds to the company. In order to achieve our goals, we will need the funding from this offering. We are an exploration stage company and have generated no revenue to date. We have sold $9,000 in equity securities to pay for our minimum level of operations.

Our auditor has issued a going concern opinion. This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have not generated revenues and no revenues are anticipated until we begin removing and selling minerals. There is no assurance we will ever reach that stage.

Our plan of operation is to conduct mineral exploration activities on the Tab 1-4 Mineral Claims in order to assess whether the property contains mineral reserves capable of commercial extraction. Our exploration program is designed to explore for commercially viable deposits of silver, gold and other minerals. We have not, nor has any predecessor, identified any commercially exploitable reserves of these minerals on the property.

Our plan of operation for the twelve months following the date of this prospectus is to complete the first phase of the exploration program on our claim consisting of detailed prospecting, mapping, soil surveys and VLF-EM and magnetometer surveys. In addition to the $19,000 we anticipate spending for Phase 1 and 2 for the exploration program as outlined below, we anticipate spending over the next 12 months an additional $10,000 on professional fees, including fees payable in connection with the filing of this registration statement and complying with reporting obligations. Total expenditures are therefore expected to be approximately $29,000. If we experience a shortage of funds prior to funding during the next 12 months, we may utilize funds from our director, who has informally agreed to advance funds to allow us to pay for professional fees, including fees payable in connection with the filing of this registration statement and operation expenses, however she has no formal commitment, arrangement or legal obligation to advance or loan funds to the company. We will require the funds from this offering to proceed.

We engaged James McLeod, P. Eng., to prepare a geological evaluation report on the Tab 1-4 Mineral Claims. Mr. McLeod's report summarizes the results of the history of the exploration of the mineral claims, the regional and local geology of the mineral claims and the mineralization and the geological formations identified as a result of the prior exploration in the claim areas. The following three phase exploration proposal and cost estimate is offered with the understanding that consecutive phases are contingent upon positive and encouraging results being obtained from each preceding phase:

PHASE 1

Detailed prospecting, mapping and soil geochemistry.
The estimated cost for this program is all inclusive.
It is estimated that it could take a week of work and
a number of more weeks to perform the analyses                         $ 9,500

PHASE 2

Magnetometer and VLF electromagnetic, grid controlled
surveys over the areas of interest determined by the
Phase 1 survey. Included in this estimated cost is
transportation, accommodations, board, grid
installation, two geophysical surveys, maps and report                   9,500

PHASE 3

Induced polarization survey over grid controlled
anomalous areas of interest outlined by Phase 1&2
fieldwork. Hoe or bulldozer trenching, mapping and
sampling of bedrock anomalies. Includes assays,
detailed maps and reports                                               25,000
                                                                       -------

                                          Total                        $44,000
                                                                       =======

If we are successful in raising the funds from this offering, we plan to commence Phase I of the exploration program on the claim in summer 2009. We expect this phase to take 2 weeks to complete and an additional two months for the consulting geologist to receive the results of the surveys and prepare his report.

The above program costs are management's estimates based upon the recommendations of the professional consulting geologist's report and the actual project costs may exceed our estimates. To date, we have not commenced exploration.

Following Phase I of the exploration program, if it proves successful in identifying mineral deposits, we intend to proceed with Phase II of our exploration program. The estimated cost of this program is $9,500 and will take approximately 10 days to complete and an additional two months for the consulting geologist to receive the results from the assay lab and prepare his report.

Following Phase II of the exploration program, if it proves successful in identifying mineral deposits, we intend to proceed with Phase III of our exploration program if we are able to raise the funds necessary. The estimated cost of this program is $25,000 and will take approximately 4 weeks to complete and an additional two months for the consulting geologist to receive the results from the assay lab and prepare his report.

We anticipate commencing Phase II of our exploration program in winter 2009, depending on whether Phase 1 program proves successful in identifying mineral deposits. Subject to financing, we anticipate commencing Phase III of our exploration program in early 2010, depending on whether Phase II program proves successful in identifying mineral deposits. We have a verbal agreement with James McLeod, P.Eng., the consulting geologist who prepared the geology report on our claim, to retain his services for our planned exploration program. We will require additional funding to proceed with Phase III and any subsequent work on the claims, we have no current plans on how to raise the additional funding. We cannot provide investors with any assurance that we will be able to raise sufficient funds to proceed with any work after the first two phases of the exploration program.

OFF-BALANCE SHEET ARRANGEMENTS

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

LIMITED OPERATING HISTORY; NEED FOR ADDITIONAL CAPITAL

There is no historical financial information about us on which to base an evaluation of our performance. We are an exploration stage company and have not generated revenues from operations. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources, possible delays in the exploration of our property, and possible cost overruns due to increases in the cost of services.

To become profitable and competitive, we must conduct the exploration of our properties before we start into production of any minerals we may find. We are seeking funding from this offering to provide the capital required for the first two phases of our exploration program. We believe that the funds from this offering will allow us to operate for one year.

We have no assurance that future financing will materialize. If that financing is not available to use for the third phase of our exploration program we may be unable to continue.

LIQUIDITY AND CAPITAL RESOURCES

To meet our need for cash we are attempting to raise money from this offering. We cannot guarantee that we will be able to sell all the shares required. If we are successful, any money raised will be applied to the items set forth in the Use of Proceeds section of this prospectus. If the first two phases of our exploration program are successful in identifying mineral deposits we will attempt to raise the necessary funds to proceed with phase three, and any subsequent drilling and extraction. The sources of funding we may consider to fund this work include a public offering, a private placement of our securities or loans from our director or others.

Our director has agreed to advance funds as needed until the offering is completed or failed and has agreed to pay the cost of reclamation of the property should exploitable minerals not be found and we abandon the third phase of our exploration program and there are no remaining funds in the company. While she has agreed to advance the funds, the agreement is verbal and is unenforceable as a matter of law.

The one property in the Company's portfolio, on which the proceeds of the offering will be spent, is the Tab 1-4 Mineral Claims consisting of four contiguous, located, lode mineral claims, comprising a total of 82.64 acres. We have not carried out any exploration work on the claims and have incurred no exploration costs.

We received our initial funding of $9,000 through the sale of common stock to Nancy Farrell, our director, who purchased 3,000,000 shares of our common stock at $0.003 per share on March 31, 2008. From inception until the date of this filing we have had no operating activities. Our financial statements from inception (March 31, 2008) through the period ended February 28, 2009 report no revenues and a net loss of $17,891.

SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

The Company reports revenue and expenses using the accrual method of accounting for financial and tax reporting purposes.

USE OF ESTIMATES

Management uses estimates and assumptions in preparing these financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could differ from those estimates.

CASH

For the Statement of Cash Flows, all highly liquid investments with maturity of three months or less are considered to be cash equivalents. There were no cash equivalents as of February 28, 2009.

MINERAL PROPERTY ACQUISITION AND EXPLORATION COSTS

Mineral property acquisition, exploration and development costs are expensed as incurred until such time as economic reserves are quantified. To date the Company has not established any proven or probable reserves on its mineral properties.

DEPRECIATION, AMORTIZATION AND CAPITALIZATION

The Company records depreciation and amortization, when appropriate, using straight-line method over the estimated useful lives of the assets (five to seven years). Expenditures for maintenance and repairs are charged to expense as incurred. Additions, major renewals and replacements that increase the property's useful life are capitalized. Property sold or retired, together with the related accumulated depreciation is removed from the appropriate accounts and the resultant gain or loss is included in net income.

INCOME TAXES

The Company accounts for its income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," and clarified by FASB Interpretation Number ("FIN") 48, "Accounting for Uncertainty in Income Taxes - an interpretation of FASB Statement No. 109". Under Statement 109, a liability method is used whereby deferred tax assets and liabilities are determined based on temporary differences between basis used for financial reporting and income tax reporting purposes. Income taxes are provided based on tax rates in effect at the time such temporary differences are expected to reverse. A valuation allowance is provided for certain deferred tax assets if it is more likely than not, that the Company will not realize the tax assets through future operations. Deferred tax assets and liabilities are adjusted for the effect of changes in tax laws and rates on the date of enactment.

FAIR VALUE OF FINANCIAL INSTRUMENTS

Financial accounting Standards Statement No. 107, "Disclosures about Fair Value of Financial Instruments", requires the Company to disclose, when reasonably attainable, the fair market values of its assets and liabilities which are deemed to be financial instruments. The Company's financial instruments consist primarily of cash and certain investments.

EARNINGS PER SHARE INFORMATION

The Company computes per share information in accordance with SFAS No. 128, "Earnings per Share" which requires presentation of both basic and diluted earnings per share on the face of the statement of operations. Basic loss per share is computed by dividing the net loss available to common shareholders by the weighted average number of common shares outstanding during such period. Diluted loss per share gives effect to all dilutive potential common shares outstanding during the period. Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive.

SHARE BASED EXPENSES

In December 2004, the Financial Accounting Standards Board ("FASB") issued SFAS No. 123R "Share Based Payment." This statement is a revision to SFAS 123 and supersedes Accounting Principles Board (APB) Opinion No. 25, "Accounting for Stock Issued to Employees," and amends FASB Statement No. 95, "Statement of Cash Flows." This statement requires a public entity to expense the cost of employee services received in exchange for an award of equity instruments. This statement also provides guidance on valuing and expensing these awards, as well as disclosure requirements of these equity arrangements. The Company adopted SFAS No. 123R upon creation of the company and expenses share based costs in the period incurred.

                             DESCRIPTION OF BUSINESS

ORGANIZATION WITHIN THE LAST FIVE YEARS

Laredo Mining, Inc. was incorporated on March 31, 2008 under the laws of the State of Delaware. We are engaged in the business of acquisition, exploration and development of natural resource properties.

Nancy Farrell has served as officer and director of our company from inception. Other than Ms. Farrell's purchase of 3,000,000 shares of our common stock on March 31, 2008, Ms. Farrell has not entered into any agreement with us in which she is to receive from us or provide to us anything of value. Ms. Farrell purchased the 3,000,000 shares of our common stock at a price of $.003 per share for a total of $9,000.

IN GENERAL

We are an exploration stage company engaged in the acquisition and exploration of mineral properties. We currently own a 100% undivided interest in the Tab 1-4 Mineral Claims located in Esmeralda County, Nevada. We plan to conduct mineral exploration activities on the property in order to assess whether it contains any commercially exploitable mineral reserves. Currently there are no known mineral reserves on the property.

We have not earned any revenues to date. Our independent auditor has issued an audit opinion which includes a statement expressing substantial doubt as to our ability to continue as a going concern. The source of information contained in this discussion is our geology report prepared by James McLeod, P. Eng. dated May 26, 2008.

There is the likelihood of our mineral claim containing little or no economic mineralization or reserves of silver, gold and other minerals. We are presently in the exploration stage of our business and we can provide no assurance that any commercially viable mineral deposits exist on our mineral claims, that we will discover commercially exploitable levels of gold, silver or other mineral resources on our property, or, if such deposits are discovered, that we will enter into further substantial exploration programs. Further exploration is required before a final determination can be made as to whether our mineral claims possess commercially exploitable mineral deposits. If our claim does not contain any reserves all funds that we spend on exploration will be lost.

GLOSSARY

     Aeromagnetic survey - a magnetic survey conducted from the air normally using a helicopter or fixed-wing aircraft to carry the detection instrument and the recorder.

     Alluvial - unconsolidated sediments that are carried and hence deposited by a stream or river. In the southwest USA most in filled valleys often between mountain ranges were deposited with alluvium.

     Andesitic to basaltic composition - a range of rock descriptions using the chemical make-up or mineral norms of the same.

     Aphanitic - fine grained crystalline texture.

     Blind-basin - a basin practically closed off by enveloping rock exposures making the central portion of unconsolidated alluvial basin isolated.

     Colluvium - loose, unconsolidated material usually derived by gravitational means, such as falling from a cliff or scarp-face and often due to a sort of benign erosion such as heating and cooling in a desert environment.

     Desert wash - out-wash in dry (desert) or arid areas of colluvium or alluvial material accumulated on the sides of valleys or basin channels by often irregular and violent water flow, i.e. flash floods.

     Elongate basin - a longer than wide depression that could be favorable to in-filling by material from adjacent eroding mountains.

     Formation - the fundamental unit of similar rock assemblages used in stratigraphy.

     Intermontane belt - between mountains (ranges), a usually longer than wide depression occurring between enclosing mountain ranges that supply the erosional material to infill the basin.

     Lode mineral claim (Nevada) - with a maximum area contained within 1500' long by 600' wide = 20.66 acres.

     Nuees Ardante or Ladu - an extremely hot, gaseous, somewhat horizontally ejected lava, often from near the summit that accentuates the downward flow or "glowing avalanche" because of its mobility.

     Overburden or Drift Cover - any loose material which overlies bedrock.

     Plagioclase feldspar - a specific range of chemical composition of common or abundant rock forming silicate minerals.

     Playa - the lowest part of an intermontane basin which is frequently flooded by run-off from the adjacent highlands or by local rainfall.

     Plutonic, igneous or intrusive rock - usually a medium to coarser grain sized crystalline rock that generally is derived from a sub-surface magma and then consolidated, such as in dykes, plugs, stocks or batholiths, from smallest to largest.

     Porphyritic in augite pyroxene - Large porphyroblasts or crystals of a specific rock-forming mineral, i.e. augite occurring within a matrix of finer grained rock-forming minerals.

     Quarternary - the youngest period of the Cenozoic era.

     Snow equivalent - Approximately 1" of precipitation (rain) = 1' snow.

     Syenite - Coarse grained, alkalic, low in quartz intrusive rock.

     Trachyte - fine grained or glassy equivalent of a syenite.

     Volcaniclastic - Angular to rounded particles of a wide range of size within (a welded) finer grain-sized matrix of volcanic origin.

ACQUISITION OF THE TAB 1-4 PROPERTY

The Tab mineral claims consist of 4 mineral claims located in one contiguous, 2x2 group that are listed as follows:

         Name                Area             Good to Date
         ----                ----             ------------
         Tab 1             20.66 ac.          Sept. 1, 2009
         Tab 2             20.66 ac.          Sept. 1, 2009
         Tab 3             20.66 ac.          Sept. 1, 2009
         Tab 4             20.66 ac.          Sept. 1, 2009

The beneficial owner of the above listed mineral claim is Laredo Mining Inc., Contact person, Nancy Farrell, 1426 Cole Lane, Upland, CA 91784.

We engaged James McLeod, P. Eng., to prepare a geological evaluation report on the property. Mr. McLeod is a consulting professional geologist of The Association of Professional Engineers and Geoscientists of British Columbia and a Fellow of The Geological Association of Canada. He has worked as a geologist for a total of 37 years.

We received the geological evaluation report on the Tab 1-4 Mineral Claims entitled "Review and Recommendations, Tab 1-4 Mineral Claims, Mount Jackson Ridge Area, Esmeralda County Nevada, USA" prepared by Mr. McLeod on May 26, 2008. The geological report summarizes the results of the history of the exploration of the mineral claims, the regional and local geology of the mineral claims and the mineralization and the geological formations identified as a result of the prior exploration. The geological report also gives conclusions regarding potential mineralization of the mineral claims and recommends a further geological exploration program on the mineral claims.

PROPERTY

The Tab 1-4 Mineral Claims comprise a total of 82.64 acres. At the center of the property the latitude is 37(degree) 27.130' N and the longitude is 117(degree) 18.650' W. The claims are motor vehicle accessible from the Town of Goldfield, Nevada by traveling 17 miles south along Highway 95 to the Lida cut-off and then for 8 miles to the southwest on Highway 266 to a north trending gravel road that is taken for 3,500' to the Tab 1-4 mineral claims center post. The Tab mineral claims consist of 4 located mineral claims in one contiguous, 2x2 group (see Figure 2) that are listed as follows:

         Name                Area             Good to Date
         ----                ----             ------------
         Tab 1             20.66 ac.          Sept. 1, 2009
         Tab 2             20.66 ac.          Sept. 1, 2009
         Tab 3             20.66 ac.          Sept. 1, 2009
         Tab 4             20.66 ac.          Sept. 1, 2009

                      [MAP SHOWING THE PROPERTY LOCATION]

                        [MAP SHOWING THE CLAIM LOCATION]

ACCESSIBILITY, CLIMATE, LOCAL RESOURCES, INFRASTRUCTURE AND PHYSIOGRAPHY

The Tab property lies in the west central area of the State of Nevada south of the Town of Goldfield and is accessible from Highway 95 by traveling south of the town for 17 miles to the Lida cut-off, Highway 266 that is taken to the west for 8 miles to the north cut-off that is taken 3,500' to the property.

The area experiences about 4" - 8" of precipitation annually of which about 20% may occur as a snow equivalent this amount of precipitation suggests a climatic classification of arid to semi-arid. The summers can experience hot weather, middle 60's to 70's F(degree) average with high spells of 100+F(degree) while the winters are generally more severe than the dry belt to the west and can last from December through February. Temperatures experienced during mid-winter average, for the month of January, from the high 20's to the low 40's F(degree) with low spells down to -20 F(degree).

The Town of Tonopah that lies 50 airmiles to the north of the property offers much of the necessary infrastructure required to base and carry-out an exploration program (accommodations, communications, equipment and supplies). Larger or specialized equipment can likely be acquired in the City of Las Vegas lying 150 airmiles to the southeast and can be accessed by paved road (Highway
95) to the south.

Infrastructure such as highways and secondary roads, communications, accommodations and supplies that are essential to carrying-out an exploration and development program are at hand, between Tonopah, Goldfield and Las Vegas.

The physiography of the Tab property is low south sloping terrain of Mount Jackson Ridge. Much of this general area with many broad open valleys and spiney mountain ridges hosts sagebrush and other desert plants on the low hill slopes. Joshua trees and cacti, such as the prickly pear grow as far north as Goldfield. Juniper and pinon growing above 6,500' with pinon becoming more dominant at higher elevations. At elevations in the range of 7,500' along water courses can be found small groves of trembling aspen.

Mining holds a historical and contemporary place in the development and economic well being of the area.

The claim area ranges in elevation from 4,890' - 4,970' mean sea level. The physiographic setting of the property can be described as open desert on the south-facing slope of Mount Jackson Ridge lying below moderately rugged mountains on the north beyond the claim boundaries. The area has been surficially altered both by some alluvial, more intense colluvial and wind erosion and the depositional (drift cover) effects of in-filling. Thickness of drift cover in the valleys may vary considerably, but should not be very deep because of its close proximity to bedrock. In the general area surface water occurrences are rare save for the odd squall or cloud bursts.

PROPERTY HISTORY

The recorded mining history of the general claim area dates from about 1905 when the copper showings of the Cuprite Hills were discovered. Other minerals were discovered in the general such as gold, silver, lead, silica, sulphur and potash. The many more significant lode gold, silver and other mineral product deposits developed in the more regional area was that of the Goldfield Camp, 1905; Coaldale, coal field, 1913; Divide Silver Mining District, 1921 and the Candalaria silver-gold mine which operated as an underground lode gold deposit in 1922 and again in the 1990's as an open cut, cyanide heap leach operation. The Tonopah District while mainly in Nye County is on the edge of nearly all of the gold-silver camps of Esmeralda County, if not strictly in location then certainly as a headquarters and supply depot for the general area. The Tonopah Camp produced mainly silver with some gold from quartz veins in Tertiary volcanic rocks. The period 1900-1921 saw the Camp produce from 6.4 million tons of ore, 138 million ounces of silver and 1.5 million ounces of gold or an average of 22 oz/ton silver and slightly less than 1/4 oz/ton gold, very rich ore by current standards.

GEOLOGICAL SETTING

REGIONAL GEOLOGY

The regional geology of Nevada is depicted as being underlain by all types of rock units. These appear to range from oldest to youngest in an east to west direction, respectively. The oldest units are found to occur in the southeast corner of the State along the Colorado River. The bedrock units exhibit a north-south fabric of alternating east-west ranges and valleys.

LOCAL GEOLOGY

The local geology about the Mount Jackson Ridge which lies approximately 50 airmiles to the southwest of Tonopah, NV reveals a W-E trending, arcuate or bow-shaped ridge on the north side of a large area of unconsolidated material. This overburden covered area basin like feature is about 20 miles in length from west to east to Highway 95. The south to north width of this covered basin ranges up to 8 miles, i.e. closed off around much of its perimeter by rock exposures.

Throughout this outcropping arcuate shaped feature are abundant, scattered rock exposures of Lower - Middle Paleozoic carbonate and aphanitic to very fine grain sized sediments, as quartzite, siltstone, claystone and more abundant limestone. Some transitional metamorphic rocks are interlayered.

Tertiary age intrusive and effusive rocks dominate as the filler between the older Lower Paleozoic sedimentary and lesser metamorphic equivalent rocks

Minor thrust faulting is to the west of the arcuate feature some 12 miles or more. Dip-slip faulting is abundant on the northeastern side of the arc, to the west of Lida Junction and Highway 95 in the mid-Paleozoic units. The oldest meta-sedimentary units can be overlain or intruded by Tertiary age volcanic rock of andesite to rhyolite composition. While Tertiary or Quaternary age conglomerate and sandstone are found occurring in the local area.

The outcrops partially surrounding or flanking the alluvial covered valley underlying the mineral claim area suggests mineral occurrences or structurally prepared bedrock could be sought after in those areas.

PROPERTY GEOLOGY

The geology of the Tab property area may be described as being underlain by Tertiary age volcanic or intrusive rocks and more abundantly covered by Quaternary and/or desert wash, collovium, alluvium and playa deposits. This young covered basin within a larger surrounding area of rock exposure and known mineral occurrences exhibits a good geological setting and an excellent target area in which to conduct mineral exploration.

DEPOSIT TYPE

The deposit types that are found occurring in the regional area and the more localized areas vary considerably. Silver and gold quartz veins predominate at Tonopah. Some of the most productive veins represent the silicification and replacement of sheeted zones of trachyte that was originally marked by close-set parallel fractures, but not faulting. The two hosts of mineralized quartz veins are 1) older pre-Tertiary volcanic rocks, i.e. Silver Peak (Mineral Ridge area), Weepah and Hornsilver or 2) Tertiary rhyolite host rocks that occur at Tonopah and other younger volcanic rocks, i.e. Goldfield and Divide. Base metal deposits are more commonly of interest now than in the past and many prospects occur in the general area, i.e. cuprite (copper oxide). The industrial mineral barite that is observed to occur either in vein or bedded types has been recognized in the general area.

Geophysical techniques may be most effective in the covered areas as a follow-up to prospecting and MMI soil sampling of the Phase 1 program.

MINERALIZATION

By far the largest production in the County comes from the vein-type of gold and silver occurrences in quartz fissures vein replacement in either pre-Tertiary volcanic or Tertiary volcanic host rocks.

RECOMMENDATIONS

The geologist believes that the known mineralization encountered to date in neighboring areas is possibly indicative of a larger mineralized system in the general area. The drift covered parts of the property offer good exploration targets because of the possibility of mineralization, good geological setting and generally a lack of exploration testing. Also, remote sensing such as aeromagnetics may indicate possible exploration areas of interest within the Tab 1-4 mineral claims.

Detailed prospecting, mapping and reconnaissance MMI soil geochemical surveys of the claim area should be undertaken. The following three phase exploration proposal and cost estimate is offered with the understanding that consecutive phases are contingent upon positive and encouraging results being obtained from each preceding phase:

PHASE 1

Detailed prospecting, mapping and soil geochemistry.
The estimated cost for this program is all inclusive.
It is estimated that it could take a week of work and
a number of more weeks to perform the analyses                         $ 9,500

PHASE 2

Magnetometer and VLF electromagnetic, grid controlled
surveys over the areas of interest determined by the
Phase 1 survey. Included in this estimated cost is
transportation, accommodations, board, grid
installation, two geophysical surveys, maps and report                   9,500

PHASE 3

Induced polarization survey over grid controlled
anomalous areas of interest outlined by Phase 1&2
fieldwork. Hoe or bulldozer trenching, mapping and
sampling of bedrock anomalies. Includes assays,
detailed maps and reports                                               25,000
                                                                       -------

                                          Total                        $44,000
                                                                       =======

COMPETITION

We are an explorations stage company. We do not compete directly with anyone for the exploration or removal of minerals from our property as we hold all interest and rights to the claim. Readily available commodities markets exist in the U.S. and around the world for the sale of gold, silver and other minerals. Therefore, we will likely be able to sell any gold, silver or other minerals that we are able to recover.

We will be subject to competition and unforeseen limited sources of supplies in the industry in the event spot shortages arise for supplies such as dynamite, and certain equipment such as bulldozers and excavators that we will need to conduct exploration. We have not yet attempted to locate or negotiate with any suppliers or products, equipment or services and will not do so until funds are received from this offering. If we are unsuccessful in securing the products, equipment and services we need we may have to suspend our exploration plans until we are able to do so.

We compete with other mineral resource exploration and development companies for financing and for the acquisition of new mineral properties. Many of the mineral resource exploration and development companies with whom we compete have greater financial and technical resources than us. Accordingly, these competitors may be able to spend greater amounts on acquisitions of mineral properties of merit, on exploration of their mineral properties and on development of their mineral properties. In addition, they may be able to afford greater geological expertise in the targeting and exploration of mineral properties. This competition could result in competitors having mineral properties of greater quality and interest to prospective investors who may finance additional exploration and development. This competition could adversely impact on our ability to finance further exploration and to achieve the financing necessary for us to develop our mineral properties.

RESEARCH AND DEVELOPMENT EXPENDITURES

We have not incurred any research expenditures since our incorporation.

BANKRUPTCY OR SIMILAR PROCEEDINGS

There has been no bankruptcy, receivership or similar proceeding.

REORGANIZATIONS, PURCHASE OR SALE OF ASSETS

There have been no material reclassifications, mergers, consolidations, or purchase or sale of a significant amount of assets not in the ordinary course of business.

COMPLIANCE WITH GOVERNMENT REGULATION

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to the exploration of minerals in the United States generally, and in the state of Nevada specifically. We will also be subject to the regulations of the Bureau of Land Management, Department of the Interior.

PATENTS AND TRADEMARKS

We do not own, either legally or beneficially, any patents or trademarks.

NEED FOR GOVERNMENT APPROVAL FOR ITS PRODUCTS OR SERVICES

We are not required to apply for or have any government approval for our product or services.

                             DESCRIPTION OF PROPERTY

We currently do not own any physical property or own any real property.

We currently utilize space provided to us on a rent free basis from our officer and director, Nancy Farrell at 1426 Cole Lane, Upland, CA 91784. Management believes the current premises are sufficient for its needs at this time.

                       EMPLOYEES AND EMPLOYMENT AGREEMENTS

We have no employees other than our officer and director as of the date of this prospectus. Nancy Farrell devotes approximately 5-7 hours per week to company matters and after receiving funding, she plans to devote as much time as the Board of Directors determines is necessary to manage the affairs of the company. There is no formal employment agreement between the company and our current employee. We conduct our business largely through consultants.

                                LEGAL PROCEEDINGS

We are not currently a party to any legal proceedings, and we are not aware of any pending or potential legal actions.

            DIRECTOR, EXECUTIVE OFFICER, PROMOTER AND CONTROL PERSON

The names, ages and titles of our executive officers and director are as follows:

Name and Address of Executive
  Officer and Director          Age                   Position
  --------------------          ---                   --------

Nancy Farrell                   57  President, Secretary, Treasurer and Director
1426 Cole Lane
Upland, CA  91784

Nancy Farrell is the promoter of Laredo Mining, as that term is defined in the rules and regulations promulgated under the Securities and Exchange Act of 1933.

Ms. Farrell has no formal training as a geologist or in the technical or managerial aspects of management of a mineral exploration company. Her prior business experiences have primarily been within the medical field and not in the mineral exploration industry. Accordingly, we will have to rely on the technical services of others to advise us on the managerial aspects specifically associated with a mineral exploration company. We do not have any employees who have professional training or experience in the mining industry. We rely on independent geological consultants to make recommendations to us on work programs on our property, to hire appropriately skilled persons on a contract basis to complete work programs and to supervise, review, and report on such programs to us.

TERM OF OFFICE

Our director is appointed to hold office until the next annual meeting of our stockholders or until her successor is elected and qualified, or until she resigns or is removed in accordance with the provisions of the Delaware Revised Statutes. Our officer is appointed by our Board of Directors and holds office until removed by the Board.

SIGNIFICANT EMPLOYEES

We have no significant employees other than our officer and director, Nancy Farrell. Ms. Farrell currently devotes approximately 5-7 hours per week to company matters. After receiving funding per our business plan she intends to devote as much time as the Board of Directors deem necessary to mange the affairs of the company.

Ms. Farrell has not been the subject of any order, judgment, or decree of any court of competent jurisdiction, or any regulatory agency permanently or temporarily enjoining, barring, suspending or otherwise limiting her from acting as an investment advisor, underwriter, broker or dealer in the securities industry, or as an affiliated person, director or employee of an investment company, bank, savings and loan association, or insurance company or from engaging in or continuing any conduct or practice in connection with any such activity or in connection with the purchase or sale of any securities. She has not been convicted in any criminal proceeding (excluding traffic violations) nor is she subject of any currently pending criminal proceeding.

We conduct our business through agreements with consultants and arms-length third parties. Currently, we have no formal consulting agreements in place. We have a verbal arrangement with the consulting geologist to conduct the exploratory work on the Tab 1-4 Mineral Claims. We pay the consulting geologist the usual and customary rates received by geologists performing similar consulting services.

RESUME

Nancy Farrell has been president, secretary and treasurer of the company since inception.

EDUCATION

Dec 2004 Loma Linda University, Graduate School, (APA accredited) Loma Linda, California
              Degree: Doctor of Psychology
              Major: Clinical Psychology
              Minor: Neuropsychology

Dec 2004      Loma Linda University, School of Public Health
              Loma Linda, California
              Degree: Doctor of Public Health
              Major: Preventive Care

Dec 2004 DrPH/PsyD Dissertation. Department of Psychology and Department of Public Health, Loma Linda University; Loma Linda, California
              Study: Middle School Students' Experiences with Discipline: A Contextual Look at Adult, School, and Neighborhood Connectedness

Oct 2001 Loma Linda University, Graduate School, (APA accredited) Loma Linda, California
              Degree: Master of Arts; Psychology

June 1995     California State University, San Bernardino
              San Bernardino, California
              Degree: Bachelor of Arts; Psychology

SUPERVISED CLINICAL EXPERIENCE

Feb 2005-     POST-DOCTORAL INTERNSHIP (PSYCHOLOGY), Casa Colina Centers for
Present       Rehabilitation, Pomona California
              INPATIENT HOSPITAL
              CLINICAL ACTIVITIES: Provide services to patients and their families with psychological needs pertaining to acquired brain injuries (traumatic brain injury, stroke, encephalopathies), neurodegenerative conditions (multiple sclerosis, dementias), spinal cord injury, orthopedic injury, amputations, and other neurological disorders.

May 2004-     PRE-DOCTORAL INTERNSHIP (PUBLIC HEALTH), The Child Development and
Jul 2004      Rehabilitation Center, Oregon Health and Sciences University,
              Portland, Oregon
              ENDOCRINOLOGY CLINIC
              CLINICAL ACTIVITIES: Attended patient clinic appointments with physician and medical residents in order to recognize symptoms and medical issues related to diabetes and understand the disease impact on child/adolescent and family.

Mar 2004-     Physical Therapy Department & Clinic
Jul 2004      CLINICAL ACTIVITIES: Assisted physical therapists in treating patients aged 4 months to 30 years with a wide range of physical and developmental disabilities: cerebral palsy, Down's and Rett's
              Syndromes, spina bifida, and those with aftercare needs for hemotherapy and brain tumor resection.

Sept 2003-    Metabolic Clinic
Dec 2003      CLINICAL ACTIVITIES: Assisted in providing nutritional management services for children with metabolic inborn errors, specifically phenylketonuria (PKU) and galactocemia.

Sept 2002-    PRE-DOCTORAL INTERNSHIP (PSYCHOLOGY), The Child Development and
Aug 2003      Rehabilitation Center, Oregon Health and Sciences University,
              Portland, Oregon CLINICAL ACTIVITIES: Assessed children and adolescents with special needs and disabilities, including formal testing of cognitive and adaptive functioning.

                             EXECUTIVE COMPENSATION

MANAGEMENT COMPENSATION

Our current director and officer is Nancy Farrell. The table below summarizes all compensation awarded to, earned by, or paid to our executive officers by any person for all services rendered in all capacities to us for the period from our inception through the date of this prospectus:

                                        Annual Compensation                                    Long Term Compensation
                                 -----------------------------------                 --------------------------------------
                                                                        Restricted
                                                        Other Annual      Stock      Options/*      LTIP        All Other
Name           Title       Year   Salary($)    Bonus    Compensation     Awarded      SARs (#)    Payouts($)   Compensation
----           -----       ----   ---------    -----    ------------     -------      --------    ----------   ------------
Nancy        President,    2008      $0         $0          $0             $0           $0            $0            $0
Farrell      Secretary,
             Treasurer,
             and
             Director

                  OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

                                      Option Awards                                             Stock Awards
          -----------------------------------------------------------------   ----------------------------------------------
                                                                                                                    Equity
                                                                                                                   Incentive
                                                                                                       Equity        Plan
                                                                                                      Incentive     Awards:
                                                                                                        Plan       Market or
                                                                                                       Awards:      Payout
                                          Equity                                                      Number of    Value of
                                         Incentive                            Number                  Unearned     Unearned
                                        Plan Awards;                            of         Market      Shares,      Shares,
           Number of      Number of      Number of                            Shares      Value of    Units or     Units or
          Securities     Securities     Securities                           or Units    Shares or     Other         Other
          Underlying     Underlying     Underlying                           of Stock     Units of     Rights       Rights
          Unexercised    Unexercised    Unexercised   Option      Option       That      Stock That     That         That
          Options (#)    Options (#)     Unearned     Exercise  Expiration   Have Not     Have Not    Have Not     Have Not
Name      Exercisable   Unexercisable   Options (#)    Price       Date      Vested(#)     Vested      Vested       Vested
----      -----------   -------------   -----------    -----       ----      ---------     ------      ------       ------
Nancy         0              0              0           0           0           0            0           0            0
Farrell

                              DIRECTOR COMPENSATION

                                                                     Change in
                                                                      Pension
                                                                     Value and
                   Fees                            Non-Equity       Nonqualified
                  Earned                            Incentive        Deferred
                 Paid in      Stock     Option        Plan         Compensation     All Other
    Name           Cash      Awards     Awards     Compensation      Earnings      Compensation     Total
    ----           ----      ------     ------     ------------      --------      ------------     -----
Nancy Farrell       0         0           0            0                0               0            0

There are no current employment agreements between the company and its officer/director.

On March 31, 2008, a total of 3,000,000 shares of common stock were issued to Nancy Farrell in exchange for cash in the amount of $9,000 or $0.003 per share. The terms of this stock issuance was as fair to the company, in the opinion of the board of director, as if it could have been made with an unaffiliated third party.

Ms. Farrell currently devotes approximately 5-7 hours per week to manage the affairs of the company. She has agreed to work with no remuneration until such time as the company receives sufficient revenues necessary to provide management salaries. At this time, we cannot accurately estimate when sufficient revenues will occur to implement this compensation, or what the amount of the compensation will be.

There are no annuity, pension or retirement benefits proposed to be paid to the officer or director or employees in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the company or any of its subsidiaries, if any.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Ms. Farrell will not be paid for any underwriting services that she performs on our behalf with respect to this offering. She will also not receive any interest on any funds that she may advance to us for expenses incurred prior to the offering being closed. Any funds loaned will be repaid from the proceeds of the offering.

On March 31, 2008, a total of 3,000,000 shares of Common Stock were issued to Ms. Farrell in exchange for $9,000, or $0.003 per share. All of such shares are "restricted" securities, as that term is defined by the Securities act of 1933, as amended, and are held by a director of the Company.

Our director has agreed to provide additional funding that will enable us to maintain a positive cash flow needed to pay for our current level of operating expenses over the next twelve months, or until we receive funding from our offering. There are no formal commitments or arrangements with our director to advance or loan funds. There are no terms regarding repayment of any loan or capital contribution. As of our last fiscal quarter ended February 28, 2009 our director has loaned the company $9,300.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially as of the date of this prospectus by: (i) each person (including any group) known to us to own more than five percent (5%) of any class of our voting securities, (ii) our director, and or
(iii) our officer. Unless otherwise indicated, the stockholder listed possesses sole voting and investment power with respect to the shares shown.

                                                                   Amount and Nature      Percentage of
                                                                     of Beneficial           Common
Title of Class         Name and Address of Beneficial Owner            Ownership             Stock(1)
--------------         ------------------------------------            ---------             --------
Common Stock           Nancy Farrell, Director                         3,000,000               100%
                       1426 Cole Lane                                    Direct
                       Upland, CA  91784

Common Stock           Officer and director as a Group                 3,000,000               100%

HOLDERS OF MORE THAN 5% OF OUR COMMON STOCK

----------

(1) A beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person's actual ownership or voting power with respect to the number of shares of common stock actually outstanding on the date of this prospectus. As of the date of this prospectus, there were 3,000,000 shares of our common stock issued and outstanding.

                            DESCRIPTION OF SECURITIES

GENERAL

Our authorized capital stock consists of 90,000,000 shares of common stock, with a par value of $0.0001 per share and 10,000,000 shares of preferred stock, with a par value of $0.0001. As of the date of this prospectus, there were 3,000,000 shares of our common stock of our common stock issued and outstanding that was held of record by one (1) registered stockholder.

COMMON STOCK

The following is a summary of the material rights and restrictions associated with our common stock. This description does not purport to be a complete description of all of the rights of our stockholders and is subject to, and qualified in its entirety by, the provisions of our most current Articles of Incorporation and Bylaws, which are included as exhibits to this Registration Statement.

The holders of our common stock currently have (i) equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors of the Company; (ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of the Company
(iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (iv) are entitled to one non-cumulative vote per share on all matters on which stock holders may vote. All shares of common stock now outstanding are fully paid for and non-assessable and all shares of common stock which are the subject of this offering, when issued, will be fully paid for and non-assessable. Please refer to the Company's Articles of Incorporation, By-Laws and the applicable statutes of the State of Delaware for a more complete description of the rights and liabilities of holders of the Company's securities.

NON-CUMULATIVE VOTING

The holders of shares of common stock of the Company do not have cumulative voting rights, which means that the holder of more than 50% of such outstanding shares, voting for the election of director, can elect all of the directors to be elected, if she so chooses, and, in such event, the holders of the remaining shares will not be able to elect any of the Company's directors. After this Offering is completed, the present stockholder will own 60% of the outstanding shares.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Articles of Incorporation provide that we will indemnify an officer, director, or former officer or director, to the full extent permitted by law. We have been advised that, in the opinion of the SEC, indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by one of our director, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

                                  LEGAL MATTERS

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in our company or any of its parents or subsidiaries. Nor was any such person connected with our company or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

                                     EXPERTS

The law firm of Abby Ertz has passed upon the validity of the shares being offered and certain other legal matters and is representing us in connection with this offering.

Kyle Tingle, CPA, our independent certified public accountant, has audited our financial statements for the year ended May 31, 2008 included in this prospectus and registration statement to the extent and for the periods set forth in the audit report. Kyle Tingle, CPA has presented his report with respect to our audited financial statements. The report of Kyle Tingle, CPA is included in reliance upon his authority as an expert in accounting and auditing.

James McLeod, P. Eng., is our consulting geologist. Mr. McLeod is a consulting professional geologist and is a member in good standing of the Association of Professional Engineers and Geoscientists in British Columbia, Canada.

                              AVAILABLE INFORMATION

On September 9, 2008 our registration statement was declared effective and we are required to file annual, quarterly and current reports, or other information with the SEC as provided by the Securities Exchange Act. Since effectiveness we have filed three quarterly reports on Form 10-Q for the fiscal quarters ended August 31, 2008, November 30, 2008 and February 28, 2009. You may read and copy any reports, statements or other information we file at the SEC's public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Our SEC filings are also available to the public through the SEC Internet site at www.sec.gov.

                              FINANCIAL STATEMENTS

The financial statements of Laredo Mining, Inc. for the year ended May 31, 2008, and related notes, included in this prospectus have been audited by Kyle Tingle, CPA, and have been so included in reliance upon the opinion of such accountant given upon his authority as an expert in auditing and accounting.

The financial statements of Laredo Mining, Inc. for the period ended February 28, 2009, and related notes, included in this prospectus and prepared by the company have been reviewed by Kyle Tingle, CPA.

                CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
                      ACCOUNTING AND FINANCIAL DISCLOSURE

We have had no changes in or disagreements with our accountants.

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Laredo Mining, Inc.
Redlands, California

We have audited the accompanying balance sheets of Laredo Mining, Inc. (A Development Stage Enterprise) as of May 31, 2008 and the related statements of operations, stockholders' equity, and cash flows for the period then ended and the period March 31, 2008 (inception) through May 31, 2008. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Laredo Mining, Inc. (A Development Stage Enterprise) as of May 31, 2008 and the results of its operations and cash flows for period then ended and the period March 31, 2008 (inception) through May 31, 2008, in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 6 to the financial statements, the Company has limited operations and has no established source of revenue. This raises substantial doubt about its ability to continue as a going concern. Management's plan in regard to these matters is also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Kyle L. Tingle, CPA, LLC
--------------------------------------
Kyle L. Tingle, CPA, LLC

June 20, 2008
Las Vegas, Nevada

                               Laredo Mining, Inc.
                        (An Exploration Stage Enterprise)
                                  Balance Sheet

                                                                        May 31,
                                                                         2008
                                                                       --------
ASSETS

Current Assets
  Cash                                                                 $  8,964
                                                                       --------
Total Current Assets                                                      8,964
                                                                       --------

Total Assets                                                           $  8,964
                                                                       ========

LIABILITIES AND STOCKHOLDER'S EQUITY

Current liabilities                                                    $      0
                                                                       --------
STOCKHOLDER'S EQUITY
  Preferred stock: $0.0001 par value; authorized 10,000,000 shares;
   no shares issued or outstanding                                     $      0
  Common stock: $0.0001 par value; 90,000,000 authorized;
   3,000,000 common shares issued and outstanding at May 31, 2008           300
  Additional paid in capital                                              8,700
  Accumulated deficit during exploration stage                              (36)
                                                                       --------
Total stockholder's equity                                                8,964
                                                                       --------

TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY                             $  8,964
                                                                       ========

   The accompanying notes are an integral part of these financial statements.

                               Laredo Mining, Inc.
                        (An Exploration Stage Enterprise)
                             Statement of Operations

                                                               March 31, 2008
                                                            (Date of Inception)
                                                                  through
                                                                  May 31,
                                                                   2008
                                                                ----------

Revenue                                                         $        0
                                                                ----------

Cost of revenue                                                          0

Gross profit                                                    $        0

General, selling, and administrative expenses                           36
                                                                ----------

Operating loss                                                         (36)

Non-operating income (expense)                                           0
                                                                ----------

Net loss                                                        $      (36)
                                                                ==========

Net loss per share, basic and diluted                           $    (0.00)
                                                                ==========

Weighted average number of common shares outstanding             3,000,000
                                                                ----------

   The accompanying notes are an integral part of these financial statements.

                               Laredo Mining, Inc.
                        (An Exploration Stage Enterprise)
                        Statement of Stockholder's Equity
                  From Inception March 31, 2008 to May 31, 2008

                                                                                                    Deficit
                                                                                                  Accumulated
                                                Common Stock      Preferred Stock                   During
                                           ------------------    -----------------     Paid in    Exploration     Total
                                           Shares      Amount    Shares     Amount     Capital       Stage        Equity
                                           ------      ------    ------     ------     -------       -----        ------
Common Shares issued to founders
 @ $0.003 per share, par value .0001     3,000,000    $   300    $    --    $    --    $ 8,700      $    --      $ 9,000

Net loss, May 31, 2008                                                                                  (36)        (36)
                                         ---------    -------    -------    -------    -------      -------      -------

Balance, May 31, 2008                    3,000,000    $   300    $    --    $    --    $ 8,700      $   (36)     $ 8,964
                                         =========    =======    =======    =======    =======      =======      =======

   The accompanying notes are an integral part of these financial statements.

                               Laredo Mining, Inc.
                        (An Exploration Stage Enterprise)
                             Statement of Cash Flows

                                                                March 31, 2008
                                                             (Date of Inception)
                                                                   through
                                                                   May 31,
                                                                    2008
                                                                  --------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss                                                        $    (36)
                                                                  --------
NET CASH USED IN OPERATING ACTIVITIES                                  (36)
                                                                  --------

CASH FLOWS FROM INVESTING ACTIVITIES                                     0
                                                                  --------

CASH FLOWS FROM FINANCING ACTIVITIES
  Issuance of common stock                                           9,000
                                                                  --------
NET CASH PROVIDED BY FINANCING ACTIVITIES                            9,000
                                                                  --------

Net increase in cash                                                 8,964

Cash at Beginning of Period                                              0
                                                                  --------
CASH AT END OF PERIOD                                             $  8,964
                                                                  ========

Supplemental Information and Non-Monetary Transactions

Cash paid for:
  Interest expense                                                $      0
                                                                  ========
  Income taxes                                                    $      0
                                                                  ========

   The accompanying notes are an integral part of these financial statements.

                               Laredo Mining, Inc.
                        (An Exploration Stage Enterprise)
                          Notes to Financial Statements
                                  May 31, 2008

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

Laredo Mining, Inc. (the Company) was incorporated on March 31, 2008 under the laws of the State of Delaware. The Company is primarily engaged in the acquisition and exploration of mining properties.

The Company currently has no operations and, in accordance with Statement of Financial Accounting Standard (SFAS) No. 7, "Accounting and Reporting by Development Stage Enterprises," is considered an Exploration Stage Enterprise. The Company has been in the exploration stage since its formation and has not yet realized any revenues from its planned operations.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

The Company reports revenue and expenses using the accrual method of accounting for financial and tax reporting purposes.

USE OF ESTIMATES

Management uses estimates and assumptions in preparing these financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could differ from those estimates.

CASH

For the Statement of Cash Flows, all highly liquid investments with maturity of three months or less are considered to be cash equivalents. There were no cash equivalents as of May 31, 2008.

MINERAL PROPERTY ACQUISITION AND EXPLORATION COSTS

Mineral property acquisition, exploration and development costs are expensed as incurred until such time as economic reserves are quantified. To date the Company has not established any proven or probable reserves on its mineral properties.

DEPRECIATION, AMORTIZATION AND CAPITALIZATION

The Company records depreciation and amortization, when appropriate, using straight-line method over the estimated useful lives of the assets (five to seven years). Expenditures for maintenance and repairs are charged to expense as

                               Laredo Mining, Inc.
                        (An Exploration Stage Enterprise)
                          Notes to Financial Statements
                                  May 31, 2008

incurred. Additions, major renewals and replacements that increase the property's useful life are capitalized. Property sold or retired, together with the related accumulated depreciation is removed from the appropriate accounts and the resultant gain or loss is included in net income.

INCOME TAXES

The Company accounts for its income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," and clarified by FASB Interpretation Number ("FIN") 48, "Accounting for Uncertainty in Income Taxes - an interpretation of FASB Statement No. 109". Under Statement 109, a liability method is used whereby deferred tax assets and liabilities are determined based on temporary differences between basis used for financial reporting and income tax reporting purposes. Income taxes are provided based on tax rates in effect at the time such temporary differences are expected to reverse. A valuation allowance is provided for certain deferred tax assets if it is more likely than not, that the Company will not realize the tax assets through future operations. Deferred tax assets and liabilities are adjusted for the effect of changes in tax laws and rates on the date of enactment.

FAIR VALUE OF FINANCIAL INSTRUMENTS

Financial accounting Standards Statement No. 107, "Disclosures about Fair Value of Financial Instruments", requires the Company to disclose, when reasonably attainable, the fair market values of its assets and liabilities which are deemed to be financial instruments. The Company's financial instruments consist primarily of cash and certain investments.

EARNINGS PER SHARE INFORMATION

The Company computes per share information in accordance with SFAS No. 128, "Earnings per Share" which requires presentation of both basic and diluted earnings per share on the face of the statement of operations. Basic loss per share is computed by dividing the net loss available to common shareholders by the weighted average number of common shares outstanding during such period. Diluted loss per share gives effect to all dilutive potential common shares outstanding during the period. Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive.

SHARE BASED EXPENSES

In December 2004, the Financial Accounting Standards Board ("FASB") issued SFAS No. 123R "Share Based Payment." This statement is a revision to SFAS 123 and supersedes Accounting Principles Board (APB) Opinion No. 25, "Accounting for Stock Issued to Employees," and amends FASB Statement No. 95, "Statement of Cash Flows." This statement requires a public entity to expense the cost of employee services received in exchange for an award of equity instruments. This statement

                               Laredo Mining, Inc.
                        (An Exploration Stage Enterprise)
                          Notes to Financial Statements
                                  May 31, 2008

also provides guidance on valuing and expensing these awards, as well as disclosure requirements of these equity arrangements. The Company adopted SFAS No. 123R upon creation of the company and expenses share based costs in the period incurred.

NOTE 3 - PROVISION FOR INCOME TAXES

We did not provide any current or deferred U.S. federal income tax provision or benefit for any of the periods presented because we have experienced operating losses since inception. Per Statement of Accounting Standard No. 109 - Accounting for Income Tax and FASB Interpretation No. 48 - Accounting for Uncertainty in Income Taxes an interpretation of FASB Statement No.109, when it is more likely than not that a tax asset cannot be realized through future income the Company must allow for this future tax benefit. We provided a full valuation allowance on the net deferred tax asset, consisting of net operating loss carryforwards, because management has determined that it is more likely than not that we will not earn income sufficient to realize the deferred tax assets during the carryforward period. The Company has not been in business a long enough period to file tax returns.

NOTE 4 - COMMITMENTS AND CONTINGENCIES

The Company is not presently involved in any litigation.

NOTE 5 - RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

In March 2008, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 161, "Disclosures about Derivative Instruments and Hedging Activities--an amendment of FASB Statement No. 133" (SFAS No. 161). This statement changes the disclosure requirements for derivative instruments and hedging activities. Entities are required to provide enhanced disclosures about (a) how and why an entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under Statement 133 and its related interpretations, and (c) how derivative instruments and related hedged items affect an entity's financial position, financial performance, and cash flows. This Statement is intended to enhance the current disclosure framework in Statement 133. The Statement requires that objectives for using derivative instruments be disclosed in terms of underlying risk and accounting designation. This disclosure better conveys the purpose of derivative use in terms of the risks that the entity is intending to manage. Disclosing the fair values of derivative instruments and their gains and losses in a tabular format should provide a more complete picture of the location in an entity's financial statements of both the derivative positions existing at period end and the effect of using derivatives during the reporting period. Disclosing information about credit-risk-related contingent features should provide information on the potential effect on an entity's liquidity from using derivatives. Finally, this Statement requires cross-referencing within the footnotes, which should help users of financial statements locate important information about derivative instruments.

                               Laredo Mining, Inc.
                        (An Exploration Stage Enterprise)
                          Notes to Financial Statements
                                  May 31, 2008

In December 2007, the FASB issued Statement of Financial Accounting Standards No. 160 ("SFAS 160"), "Noncontrolling Interests in Consolidated Financial Statements", this statement requires that the ownership interests in subsidiaries held by parties other than the parent be clearly identified, labeled, and presented in the consolidated statement of financial position within equity, but separate from the parent's equity. The amount of consolidated net income attributable to the parent and to the noncontrolling interest be clearly identified and presented on the face of the consolidated statement of income. Changes in a parent's ownership interest while the parent retains its controlling financial interest in its subsidiary be accounted for consistently. A parent's ownership interest in a subsidiary changes if the parent purchases additional ownership interests in its subsidiary or if the parent sells some of its ownership interests in its subsidiary. It also changes if the subsidiary reacquires some of its ownership interests or the subsidiary issues additional ownership interests. All of those transactions are economically similar, and this Statement requires that they be accounted for similarly, as equity transactions. When a subsidiary is deconsolidated, any retained noncontrolling equity investment in the former subsidiary be initially measured at fair value. The gain or loss on the deconsolidation of the subsidiary is measured using the fair value of any noncontrolling equity investment rather than the carrying amount of that retained investment. Entities provide sufficient disclosures that clearly identify and distinguish between the interests of the parent and the interests of the noncontrolling owners. This Statement is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008 (that is, January 1, 2009, for entities with calendar year-ends). Earlier adoption is prohibited. The effective date of this Statement is the same as that of the related Statement 141(R)

In December 2007, the FASB issued Statement of Financial Accounting Standards No. 141R, "Business Combinations", (SFAS No. 141R"). This statement changes the accounting for business combinations. Under this statement, an acquiring entity is required to recognize all the assets acquired and liabilities assumed in a transaction at the acquisition-date fair value with limited exceptions. This statement changes the accounting treatment and disclosure for certain specific items in a business combination. This statement applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. Accordingly, any business combinations we engage in will be recorded and disclosed following existing generally accepted accounting principles (GAAP) until January 1, 2009. We expect SFAS No. 141R will have an impact on accounting for business combinations once adopted but the effect is dependent upon acquisitions at that time.

In February 2007, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 159, "The Fair Value Option for Financial Assets and Financial Liabilities - Including an amendment of FASB Statement No. 115" (hereinafter "SFAS No. 159"). This statement permits entities to choose to measure many financial instruments and certain other items at fair value. The

                               Laredo Mining, Inc.
                        (An Exploration Stage Enterprise)
                          Notes to Financial Statements
                                  May 31, 2008

objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. This statement is expected to expand the use of fair value measurement, which is consistent with the Board's long-term measurement objectives for accounting for financial instruments. This statement is effective as of the beginning of an entity's first fiscal year that begins after November 15, 2007, although earlier adoption is permitted. Management has not determined the effect that adopting this statement would have on the Company's financial condition or results of operations.

NOTE 6 - GOING CONCERN

Future issuances of the Company's equity or debt securities will be required in order for the Company to continue to finance its operations and continue as a going concern. The Company's present revenues are insufficient to meet operating expenses.

The financial statements of the Company have been prepared assuming that the Company will continue as a going concern, which contemplates, among other things, the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has incurred cumulative net losses of $36 since its inception and requires capital for its contemplated operational and marketing activities to take place. The Company's ability to raise additional capital through the future issuances of common stock is unknown. The obtainment of additional financing, the successful development of the Company's contemplated plan of operations, and its transition, ultimately, to the attainment of profitable operations are necessary for the Company to continue operations. The ability to successfully resolve these factors raise substantial doubt about the Company's ability to continue as a going concern. The financial statements of the Company do not include any adjustments that may result from the outcome of these aforementioned uncertainties.

NOTE 7 - RELATED PARTY TRANSACTIONS

The sole officer and director of the Company may, in the future, become involved in other business opportunities as they become available, thus she may face a conflict in selecting between the Company and her other business opportunities. The Company has not formulated a policy for the resolution of such conflicts.

The sole officer and director of the Company, will not be paid for any underwriting services that she performs on behalf of the Company with respect to the Company's current S-1 offering. She will also not receive any interest on any funds that she advances to the Company for offering expenses prior to the offering being closed which will be repaid from the proceeds of the offering.

                               Laredo Mining, Inc.
                        (An Exploration Stage Enterprise)
                          Notes to Financial Statements
                                  May 31, 2008

NOTE 8 - STOCKHOLDER'S EQUITY

The stockholder's equity section of the Company contains the following classes of capital stock as of May 31, 2008:

Preferred Shares, $ 0.0001 par value: 10,000,000 shares authorized.

Common Stock, $ 0.0001 par value: 90,000,000 shares authorized; 3,000,000 shares issued and outstanding.

On March 31, 2008 the Company issued a total of 3,000,000 shares of common stock to one director for cash in the amount of $0.003 per share for a total of $ 9,000.

As of May 31, 2008 the Company had 3,000,000 shares of common stock issued and outstanding.

                               Laredo Mining, Inc.
                        (An Exploration Stage Enterprise)
                                 Balance Sheets

                                                                           February 28,          May 31,
                                                                               2009               2008
                                                                             --------           --------
                                                                           (Unaudited)
ASSETS

Current Assets
  Cash                                                                       $    409           $  8,964
                                                                             --------           --------
Total Current Assets                                                              409              8,964
                                                                             --------           --------

Total Assets                                                                 $    409           $  8,964
                                                                             ========           ========

LIABILITIES AND STOCKHOLDER'S EQUITY (DEFICIT)

Current liabilities
  Accounts Payable                                                           $     --           $     --
  Loan from director                                                            9,300                 --
                                                                             --------           --------
                                                                                9,300                 --
STOCKHOLDER'S EQUITY (DEFICIT)
  Preferred stock: $0.0001 par value; authorized 10,000,000 shares;
    no shares issued or outstanding                                                --                 --
  Common stock: $0.0001 par value; 90,000,000 authorized; 3,000,000 common shares issued and outstanding at February 28, 2009 and
   May 31, 2008 respectively                                                      300                300
  Additional paid in capital                                                    8,700              8,700
  Accumulated deficit during exploration stage                                (17,891)               (36)
                                                                             --------           --------
Total stockholder's equity (deficit)                                           (8,891)             8,964
                                                                             --------           --------

TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY (DEFICIT)                         $    409           $  8,964
                                                                             ========           ========


   The accompanying notes are an integral part of these financial statements.

                               Laredo Mining, Inc.
                        (An Exploration Stage Enterprise)
                            Statements of Operations
                                  (Unaudited)

                                                                                                   March 31, 2008
                                                         Three Months          Nine Months      (Date of Inception)
                                                            Ended                Ended               through
                                                          February 28,         February 28,         February 28,
                                                             2009                 2009                 2009
                                                          ----------           ----------           ----------
Revenue                                                   $       --           $       --           $       --
                                                          ----------           ----------           ----------

Cost of revenue                                                   --                   --                   --
                                                          ----------           ----------           ----------

Gross profit                                                      --                   --                   --

General, selling, and administrative expenses                  2,540               17,855               17,891
                                                          ----------           ----------           ----------

Operating loss                                                (2,540)             (17,855)             (17,891)

Non-operating income (expense)                                    --                   --                   --

Net loss                                                  $   (2,540)          $  (17,855)          $  (17,891)
                                                          ==========           ==========           ==========

Net loss per share, basic and diluted                     $    (0.00)          $    (0.01)          $    (0.01)
                                                          ==========           ==========           ==========

Weighted average number of common shares outstanding       3,000,000            3,000,000            3,000,000
                                                          ==========           ==========           ==========


   The accompanying notes are an integral part of these financial statements.

                               Laredo Mining, Inc.
                        (An Exploration Stage Enterprise)
                   Statement of Stockholder's Equity (Deficit)
                                   (Unaudited)
               From Inception March 31, 2008 to February 28, 2009

                                                                                                    Deficit
                                                                                                  Accumulated
                                              Common Stock        Preferred Stock                   During
                                           ------------------    -----------------     Paid in    Exploration     Total
                                           Shares      Amount    Shares     Amount     Capital       Stage        Equity
                                           ------      ------    ------     ------     -------       -----        ------
Common Shares issued to founders
 @ $0.003 per share, par value .0001     3,000,000    $ 300           --    $    --    $ 8,700    $     --      $  9,000

Net loss, May 31, 2008                                                                                 (36)          (36)
                                         ---------    -------    -------    -------    -------    ---------     --------
Balance, May 31, 2008                    3,000,000      300           --         --      8,700         (36)        8,964
                                         =========    =======    =======    =======    =======    =========     ========

Net loss,February 28, 2009                                                                          (17,855)     (17,855)
                                         ---------    -------    -------    -------    -------    ---------     --------

Balance, February 28, 2009               3,000,000    $   300         --    $    --    $ 8,700    $ (17,891)    $ (8,891)
                                         =========    =======    =======    =======    =======    =========     ========


   The accompanying notes are an integral part of these financial statements.

                               Laredo Mining, Inc.
                        (An Exploration Stage Enterprise)
                            Statements of Cash Flows
                                   (Unaudited)

                                                                                               March 31, 2008
                                                         Three Months        Nine Months    (Date of Inception)
                                                            Ended              Ended             through
                                                          February 28,       February 28,       February 28,
                                                             2009               2009               2009
                                                           --------           --------           --------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss                                                 $ (2,540)          $(17,855)          $(17,891)
                                                           --------           --------           --------
NET CASH USED IN OPERATING ACTIVITIES                        (2,540)           (17,855)           (17,891)
                                                           --------           --------           --------

CASH FLOWS FROM INVESTING ACTIVITIES                             --                 --                 --
                                                           --------           --------           --------

CASH FLOWS FROM FINANCING ACTIVITIES
  Increase in loan from director                              2,500              9,300              9,300
  Issuance of common stock                                       --                 --              9,000
                                                           --------           --------           --------
NET CASH PROVIDED BY FINANCING ACTIVITIES                     2,500              9,300             18,300
                                                           --------           --------           --------

Net increase in cash                                            (40)            (8,555)               409

Cash at beginning of period                                     449              8,964                 --
                                                           --------           --------           --------

CASH AT END OF PERIOD                                      $    409           $    409           $    409
                                                           ========           ========           ========

Supplemental Information and Non-Monetary Transactions

Cash paid for:
  Interest expense                                         $     --           $     --           $     --
                                                           ========           ========           ========
  Income taxes                                             $     --           $     --           $     --
                                                           ========           ========           ========


   The accompanying notes are an integral part of these financial statements.

                               Laredo Mining, Inc.
                        (An Exploration Stage Enterprise)
                          Notes to Financial Statements
                                February 28, 2009
                                   (Unaudited)


NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

Laredo Mining, Inc. (the Company) was incorporated on March 31, 2008 under the laws of the State of Delaware. The Company is primarily engaged in the acquisition and exploration of mining properties.

The Company currently has no operations and, in accordance with Statement of Financial Accounting Standard (SFAS) No. 7, "Accounting and Reporting by Development Stage Enterprises," is considered an Exploration Stage Enterprise. The Company has been in the exploration stage since its formation and has not yet realized any revenues from its planned operations.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

The Company reports revenue and expenses using the accrual method of accounting for financial and tax reporting purposes.

USE OF ESTIMATES

Management uses estimates and assumptions in preparing these financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could differ from those estimates.

CASH

For the Statement of Cash Flows, all highly liquid investments with maturity of three months or less are considered to be cash equivalents. There were no cash equivalents as of February 28, 2009 and May 31, 2008.

MINERAL PROPERTY ACQUISITION AND EXPLORATION COSTS

Mineral property acquisition, exploration and development costs are expensed as incurred until such time as economic reserves are quantified. To date the Company has not established any proven or probable reserves on its mineral properties.

DEPRECIATION, AMORTIZATION AND CAPITALIZATION

The Company records depreciation and amortization, when appropriate, using straight-line method over the estimated useful lives of the assets (five to seven years). Expenditures for maintenance and repairs are charged to expense as

                               Laredo Mining, Inc.
                        (An Exploration Stage Enterprise)
                          Notes to Financial Statements
                                February 28, 2009
                                   (Unaudited)


incurred. Additions, major renewals and replacements that increase the property's useful life are capitalized. Property sold or retired, together with the related accumulated depreciation is removed from the appropriate accounts and the resultant gain or loss is included in net income.

INCOME TAXES

The Company accounts for its income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," and clarified by FASB Interpretation Number ("FIN") 48, "Accounting for Uncertainty in Income Taxes - an interpretation of FASB Statement No. 109". Under Statement 109, a liability method is used whereby deferred tax assets and liabilities are determined based on temporary differences between basis used for financial reporting and income tax reporting purposes. Income taxes are provided based on tax rates in effect at the time such temporary differences are expected to reverse. A valuation allowance is provided for certain deferred tax assets if it is more likely than not, that the Company will not realize the tax assets through future operations. Deferred tax assets and liabilities are adjusted for the effect of changes in tax laws and rates on the date of enactment.

FAIR VALUE OF FINANCIAL INSTRUMENTS

Financial accounting Standards Statement No. 107, "Disclosures about Fair Value of Financial Instruments", requires the Company to disclose, when reasonably attainable, the fair market values of its assets and liabilities which are deemed to be financial instruments. The Company's financial instruments consist primarily of cash and certain investments.

EARNINGS PER SHARE INFORMATION

The Company computes per share information in accordance with SFAS No. 128, "Earnings per Share" which requires presentation of both basic and diluted earnings per share on the face of the statement of operations. Basic loss per share is computed by dividing the net loss available to common shareholders by the weighted average number of common shares outstanding during such period. Diluted loss per share gives effect to all dilutive potential common shares outstanding during the period. Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive.

SHARE BASED EXPENSES

In December 2004, the Financial Accounting Standards Board ("FASB") issued SFAS No. 123R "Share Based Payment." This statement is a revision to SFAS 123 and supersedes Accounting Principles Board (APB) Opinion No. 25, "Accounting for Stock Issued to Employees," and amends FASB Statement No. 95, "Statement of Cash Flows." This statement requires a public entity to expense the cost of employee services received in exchange for an award of equity instruments. This statement

                               Laredo Mining, Inc.
                        (An Exploration Stage Enterprise)
                          Notes to Financial Statements
                                February 28, 2009
                                   (Unaudited)


also provides guidance on valuing and expensing these awards, as well as disclosure requirements of these equity arrangements. The Company adopted SFAS No. 123R upon creation of the company and expenses share based costs in the period incurred.

NOTE 3 - PROVISION FOR INCOME TAXES

We did not provide any current or deferred U.S. federal income tax provision or benefit for any of the periods presented because we have experienced operating losses since inception. Per Statement of Accounting Standard No. 109 - Accounting for Income Tax and FASB Interpretation No. 48 - Accounting for Uncertainty in Income Taxes an interpretation of FASB Statement No.109, when it is more likely than not that a tax asset cannot be realized through future income the Company must allow for this future tax benefit. We provided a full valuation allowance on the net deferred tax asset, consisting of net operating loss carryforwards, because management has determined that it is more likely than not that we will not earn income sufficient to realize the deferred tax assets during the carryforward period. The Company has not been in business a long enough period to file tax returns.

NOTE 4 - COMMITMENTS AND CONTINGENCIES

The Company is not presently involved in any litigation.

NOTE 5 - RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

In May 2008, the FASB issued SFAS No. 163, "Accounting for Financial Guarantee Insurance Contracts - an interpretation of FASB Statement No. 60." SFAS 163 requires that an insurance enterprise recognize a claim liability prior to an event of default (insured event) when there is evidence that credit deterioration has occurred in an insured financial obligation. This Statement also clarifies how Statement 60 applies to financial guarantee insurance contracts, including the recognition and measurement to be used to account for premium revenue and claim liabilities. Those clarifications will increase comparability in financial reporting of financial guarantee insurance contracts by insurance enterprises. This Statement requires expanded disclosures about financial guarantee insurance contracts. The accounting and disclosure requirements of the Statement will improve the quality of information provided to users of financial statements. SFAS 163 will be effective for financial statements issued for fiscal years beginning after December 15, 2008. The Company does not expect the adoption of SFAS 163 will have a material impact on its financial condition or results of operation.

In March 2008, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 161, "Disclosures about Derivative Instruments and Hedging Activities--an amendment of FASB Statement No. 133" (SFAS No. 161). This statement changes the disclosure requirements for derivative instruments and hedging activities. Entities are required to provide enhanced disclosures about (a) how and why an entity uses derivative instruments, (b) how derivative instruments and related hedged items are

                               Laredo Mining, Inc.
                        (An Exploration Stage Enterprise)
                          Notes to Financial Statements
                                February 28, 2009
                                   (Unaudited)


accounted for under Statement 133 and its related interpretations, and (c) how derivative instruments and related hedged items affect an entity's financial position, financial performance, and cash flows. This Statement is intended to enhance the current disclosure framework in Statement 133. The Statement requires that objectives for using derivative instruments be disclosed in terms of underlying risk and accounting designation. This disclosure better conveys the purpose of derivative use in terms of the risks that the entity is intending to manage. Disclosing the fair values of derivative instruments and their gains and losses in a tabular format should provide a more complete picture of the location in an entity's financial statements of both the derivative positions existing at period end and the effect of using derivatives during the reporting period. Disclosing information about credit-risk-related contingent features should provide information on the potential effect on an entity's liquidity from using derivatives. Finally, this Statement requires cross-referencing within the footnotes, which should help users of financial statements locate important information about derivative instruments.

In December 2007, the FASB issued Statement of Financial Accounting Standards No. 160 ("SFAS 160"), "Noncontrolling Interests in Consolidated Financial Statements", this statement requires that the ownership interests in subsidiaries held by parties other than the parent be clearly identified, labeled, and presented in the consolidated statement of financial position within equity, but separate from the parent's equity. The amount of consolidated net income attributable to the parent and to the noncontrolling interest be clearly identified and presented on the face of the consolidated statement of income. Changes in a parent's ownership interest while the parent retains its controlling financial interest in its subsidiary be accounted for consistently. A parent's ownership interest in a subsidiary changes if the parent purchases additional ownership interests in its subsidiary or if the parent sells some of its ownership interests in its subsidiary. It also changes if the subsidiary reacquires some of its ownership interests or the subsidiary issues additional ownership interests. All of those transactions are economically similar, and this Statement requires that they be accounted for similarly, as equity transactions. When a subsidiary is deconsolidated, any retained noncontrolling equity investment in the former subsidiary be initially measured at fair value. The gain or loss on the deconsolidation of the subsidiary is measured using the fair value of any noncontrolling equity investment rather than the carrying amount of that retained investment. Entities provide sufficient disclosures that clearly identify and distinguish between the interests of the parent and the interests of the noncontrolling owners. This Statement is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008 (that is, January 1, 2009, for entities with calendar year-ends). Earlier adoption is prohibited. The effective date of this Statement is the same as that of the related Statement 141(R)

In December 2007, the FASB issued Statement of Financial Accounting Standards No. 141R, "Business Combinations", (SFAS No. 141R"). This statement changes the accounting for business combinations. Under this statement, an acquiring entity is required to recognize all the assets acquired and liabilities assumed in a transaction at the acquisition-date fair value with limited exceptions. This statement changes the accounting treatment and disclosure for certain specific items in a business combination. This statement applies prospectively to

                               Laredo Mining, Inc.
                        (An Exploration Stage Enterprise)
                          Notes to Financial Statements
                                February 28, 2009
                                   (Unaudited)


business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. Accordingly, any business combinations we engage in will be recorded and disclosed following existing generally accepted accounting principles (GAAP) until January 1, 2009. We expect SFAS No. 141R will have an impact on accounting for business combinations once adopted but the effect is dependent upon acquisitions at that time.

NOTE 6 - GOING CONCERN

Future issuances of the Company's equity or debt securities will be required in order for the Company to continue to finance its operations and continue as a going concern. The Company's present revenues are insufficient to meet operating expenses.

The financial statements of the Company have been prepared assuming that the Company will continue as a going concern, which contemplates, among other things, the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has incurred cumulative net losses of $17,891 since its inception and requires capital for its contemplated operational and marketing activities to take place. The Company's ability to raise additional capital through the future issuances of common stock is unknown. The obtainment of additional financing, the successful development of the Company's contemplated plan of operations, and its transition, ultimately, to the attainment of profitable operations are necessary for the Company to continue operations. The ability to successfully resolve these factors raise substantial doubt about the Company's ability to continue as a going concern. The financial statements of the Company do not include any adjustments that may result from the outcome of these aforementioned uncertainties.

NOTE 7 - RELATED PARTY TRANSACTIONS

The sole officer and director of the Company may, in the future, become involved in other business opportunities as they become available, thus she may face a conflict in selecting between the Company and her other business opportunities. The Company has not formulated a policy for the resolution of such conflicts.

The sole officer and director of the Company, will not be paid for any underwriting services that she performs on behalf of the Company with respect to the Company's current S-1 offering. She will also not receive any interest on any funds that she advances to the Company for offering expenses prior to the offering being closed which will be repaid from the proceeds of the offering.

While the Company is seeking additional capital, the sole officer and director has advanced funds to the Company to pay for any costs incurred by it. These

                               Laredo Mining, Inc.
                        (An Exploration Stage Enterprise)
                          Notes to Financial Statements
                                February 28, 2009
                                   (Unaudited)


funds are interest free. The balance due the sole officer and director was $9,300 and $0 on February 28, 2009 and May 31, 2008, respectively.

NOTE 8 - STOCKHOLDER'S EQUITY

The stockholder's equity section of the Company contains the following classes of capital stock as of February 28, 2009

Preferred Shares, $ 0.0001 par value: 10,000,000 shares authorized.

Common Stock, $ 0.0001 par value: 90,000,000 shares authorized; 3,000,000 shares issued and outstanding.

On March 31, 2008 the Company issued a total of 3,000,000 shares of common stock to one director for cash in the amount of $0.003 per share for a total of $ 9,000.

As of February 28, 2009, the Company has not granted any stock options and has not recorded any stock-based compensation.

NET LOSS PER COMMON SHARE

Net loss per share is calculated in accordance with SFAS No. 128, "EARNINGS PER SHARE." The weighted-average number of common shares outstanding during each period is used to compute basic loss per share. Diluted loss per share is computed using the weighted averaged number of shares and dilutive potential common shares outstanding. Dilutive potential common shares are additional common shares assumed to be exercised.

Basic net loss per common share is based on the weighted average number of shares of common stock outstanding of 3,000,000 for the three and nine month periods ended February 28, 2009. As of February 28, 2009, May 31, 2008 and since inception, the Company had no dilutive potential common shares.

                      DEALER PROSPECTUS DELIVERY OBLIGATION

Until June 4, 2009, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.